UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Vectrus, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VECTRUS, INC.
2019 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

VECTRUS
TRUE TO YOUR MISSION

April [•], 2019

Vectrus, Inc.
2424 Garden of the Gods Road
Suite 300, Bldg. E
Colorado Springs, CO 80919

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting of Shareholders and Proxy Statement for the Vectrus, Inc. 2019 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which provides information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner. In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

If you are the registered owner of Vectrus common stock and do not plan to vote in person at the annual meeting, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank, broker or trustee, is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Voting by any of the methods described above will ensure your representation at the Annual Meeting of Shareholders.

Sincerely,

CHARLES L. PROW
PRESIDENT AND CHIEF EXECUTIVE OFFICER

LOUIS J. GIULIANO
NON-EXECUTIVE CHAIRMAN OF
THE BOARD OF DIRECTORS

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
LOCATION DETAILS

TIME:	8:00 a.m. Eastern Time, on Thursday, May 16, 2019

PLACE:	Hyatt Regency Tysons Corner Center, 7901 Tysons One Place, Tysons Corner, VA 22102

ITEMS OF BUSINESS

ITEM 1	To elect three Class II Directors as members of the Board of Directors for a three-year term, each as named in the attached Proxy Statement.

ITEM 2	To ratify the appointment of Deloitte & Touche LLP as the Vectrus, Inc. Independent Registered Public Accounting Firm for 2019.
ITEM 3	To approve an amendment to the Amended and Restated Articles of Incorporation of Vectrus, Inc. to allow shareholders to amend the By-Laws.

ITEM 4	To approve, on an advisory basis, the compensation paid to our named executive officers, as described herein.

ITEM 5	To transact such other business as may properly come before the meeting.

WHO CAN VOTE?
You can vote if you were a shareholder at the close of business on March 18, 2019, the record date.

ANNUAL REPORT TO SHAREHOLDERS AND ANNUAL REPORT ON FORM 10-K
Copies of our Annual Report to Shareholders and 2018 Annual Report on Form 10-K are provided to shareholders.

MAILING OR AVAILABILITY DATE
Beginning on or about April [•], 2019, this Notice of Annual Meeting of Shareholders and the 2019 Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 18, 2019.

ABOUT PROXY VOTING
Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting of Shareholders to vote their shares through a proxy. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareholders will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials, you can vote your shares by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials can vote their shares by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting of Shareholders by following the instructions on page 6 of this proxy statement and on the proxy card.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on Thursday, May 16, 2019 at 8:00 a.m. Eastern Time. The Company’s 2019 Proxy Statement, 2018 Annual Report on Form 10-K and Annual Report to Shareholders are available online at www.proxyvote.com.

If you want to receive a paper or email copy of these documents, you must request a copy. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in this proxy statement on or before May 2, 2019 to facilitate timely delivery.

By order of the Board of Directors,
KATHRYN S. LAMPING
DEPUTY GENERAL COUNSEL
AND CORPORATE SECRETARY
April [•], 2019

i

ii

VECTRUS QUICK FACTS

ANNUAL MEETING OF SHAREHOLDERS INFORMATION

DATE	May 16, 2019	CORPORATE WEBSITE	www.vectrus.com
TIME	8:00 a.m. Eastern Time	INVESTOR RELATIONS WEBSITE	http://investors.vectrus.com/
LOCATION	Hyatt Regency Tysons Corner Center, 7901 Tysons One Place, Tysons Corner, VA 22102	ANNUAL REPORT ON FORM 10-K	http://investors.vectrus.com/Cache/396885876.pdf
RECORD DATE	March 18, 2019	CODE OF CONDUCT	http://investors.vectrus.com/govdocs
TRANSFER AGENT	Computershare Trust Company, N.A.
CORPORATE HEADQUARTERS	2424 Garden of the Gods Road, Suite 300, Bldg. E, Colorado Springs, CO 80919

ANNUAL MEETING OF SHAREHOLDERS AGENDA ITEMS TO BE VOTED ON
MANAGEMENT RECOMMENDATION
ITEM 1. ELECTION OF DIRECTORS
To elect Class II Directors: - Louis J. Giuliano - Mary L. Howell - Eric M. Pillmore	FOR EACH CLASS II DIRECTOR NOMINEE
ITEM 2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2019.	FOR
ITEM 3. APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO ALLOW SHAREHOLDERS TO AMEND OUR BY-LAWS
To approve an amendment to the Amended and Restated Articles of Incorporation of Vectrus, Inc. to allow shareholders to amend the By-Laws.	FOR
ITEM 4. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
To approve, on an advisory basis, the compensation of our named executive officers, as described in the 2019 Proxy Statement.	FOR

DIRECTORS STANDING FOR ELECTION
	INDEPENDENT	COMMITTEE ASSIGNMENT
Louis J. Giuliano	YES	None. He is the Non-Executive Chairman of the Board of Directors.
Mary L. Howell	YES	Strategy Committee Chair and Member of the Audit Committee and Compensation and Personnel Committee
Eric M. Pillmore	YES	Nominating and Governance Committee Chair

NUMBER OF 2018 BOARD AND COMMITTEE MEETINGS
Board Meetings	6
Audit Committee Meetings	9
Compensation and Personnel Committee Meetings	6
Nominating and Governance Committee Meetings	8
Strategy Committee Meetings	4

INDEPENDENT NON-EXECUTIVE CHAIR
Louis J. Giuliano

ANNUAL DIRECTOR COMPENSATION AND OWNERSHIP GUIDELINES
Cash Retainer	$85,000 (as of May 18, 2018)
Restricted Stock Units	$115,000 (as of May 18, 2018)
Audit Committee Chair – Incremental Compensation	$15,000 Cash Retainer
Compensation and Personnel Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Nominating and Governance Committee Chair – Incremental Compensation	$10,000 Cash Retainer
Strategy Committee Chair - Incremental Compensation	$10,000 Cash Retainer
Non-Executive Chair – Incremental Compensation	$50,000 Cash Retainer and $50,000 in Restricted Stock Units
Director Share Ownership Guidelines	5 X the Annual Cash Retainer Amount

BOARD SIZE
9 Directors

KEY PRINCIPLES AND PRACTICES
☑	Independent Chairman of the Board
☑	Committees 100% independent
w	Audit	w	Compensation and Personnel	w	Nominating and Governance	w	Strategy
☑	Majority vote standard in uncontested elections
☑
Restriction on the number of boards on which Directors may serve to avoid overboarding, including the number of boards on which a Director who is a CEO may serve (See "Information About the Board of Directors and Other Matters - Corporate Governance Principles")

☑	Annual Board and Committee evaluations
☑	Compensation tied to performance
☑	Limited perquisites
☑	No tax gross-ups on perquisites or in connection with a change in control. Tax protection may be provided for amounts associated with relocation.
☑	Policy against hedging, pledging or speculating in Company stock
☑	Share ownership guidelines for directors and officers
☑	Clawback policy
☑	No poison pill
☑	Regular executive sessions of Board and each Committee without management present
☑	Board regularly reviews Board size and composition, including diversity and tenure, as well as Committee structure through its Nominating and Governance Committee

WE DO...
☑	Use an independent compensation consultant.
☑	Pay for performance.
☑	Have meaningful stock ownership guidelines for Vectrus corporate officers and directors.
☑	Have an annual Say-on-Pay vote.
☑	Mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs.
☑
Have double trigger change in control provisions in our equity award agreements and our equity incentive plan that require both consummation of a change in control transaction and termination of employment for accelerated vesting.

☑
Provide in our equity incentive plan for a minimum vesting period of one year for employee equity grants, and generally provide in our employee award agreements for vesting in equal annual installments over a three-year period for our restricted stock unit and stock option awards.

☑	Provide for clawback or recoupment of incentive awards and related payments under certain circumstances.
WE DO NOT...
✗	Reprice stock options.
✗	Provide tax gross-ups for perquisites or in connection with a change in control; however, tax protection may be provided for costs associated with relocation.
✗	Guarantee minimum bonus payments.
✗	Have fixed term employment arrangements with our named executive officers ("NEOs"). All NEOs are at-will employees.
✗	Provide a traditional pension plan or a supplemental executive retirement plan.

2019 PROXY STATEMENT

INFORMATION ABOUT THIS PROXY STATEMENT AND VOTING
Your vote is very important to us. For this reason, the Board of Directors of Vectrus, Inc. (“Vectrus” or the “Company”) is requesting that you allow your common stock to be represented at the Annual Meeting of Shareholders by voting your shares after reviewing this Proxy Statement. This Proxy Statement is being sent or made available to you in connection with this request and has been prepared on behalf of the Board of Directors by our management team.

WHY DID I RECEIVE THESE PROXY MATERIALS?
Beginning on or about April [•], 2019, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were Vectrus shareholders as of the March 18, 2019 record date (the “Record Date”), as part of the Board of Directors’ solicitation of proxies for the Vectrus 2019 Annual Meeting of Shareholders and any postponements or adjournments thereof. This Proxy Statement and the 2018 Annual Report on Form 10-K (which have been furnished or made available to shareholders eligible to vote at the 2019 Annual Meeting of Shareholders) contain information that the Board of Directors believes offers an informed view of Vectrus.

WHO IS ENTITLED TO VOTE?
You can vote if you owned shares of the Company’s common stock as of the close of business on the Record Date.

WHAT ITEMS OF BUSINESS WILL I BE VOTING ON?
You are voting on the following items of business:

1	To elect three Class II Directors as members of the Board of Directors for a three-year term, each as named in this Proxy Statement.
2	To ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s Independent Registered Public Accounting Firm for 2019.
3
To approve an amendment to the Amended and Restated Articles of Incorporation of the Company (the "Articles") to allow shareholders to amend the Amended and Restated By-Laws of the Company (the "By-Laws").

4	To approve, on an advisory basis, the compensation paid to our named executive officers ("NEOs"), as described herein.
5	To transact such other business as may properly come before the meeting.

HOW DO I VOTE?
If you are a registered owner, you can either vote in person at the Annual Meeting of Shareholders or by proxy, whether or not you attend the Annual Meeting of Shareholders. Beneficial owners may vote by submitting their voting instructions. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting of Shareholders.

WHAT IS THE DIFFERENCE BETWEEN A REGISTERED OWNER AND A BENEFICIAL OWNER?
If the shares you own are registered in your name directly with Computershare, our transfer agent, you are the registered owner and the “shareholder of record.” If the shares you own are held in a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf.

WHAT ARE THE PROXY VOTING PROCEDURES?
Your vote is important. After reviewing this Proxy Statement, please vote your shares right away to make sure that your shares are represented at the 2019 Annual Meeting of Shareholders. Please follow the voting instructions on the proxy card (if you are a shareholder of record) or the voting instruction form (if you are a beneficial owner). You may vote:

8	(	+

BY INTERNET	BY TELEPHONE (FROM U.S.)	BY MAIL

WHY DOES THE BOARD SOLICIT PROXIES FROM SHAREHOLDERS?
Since it is impractical for all shareholders to attend the Annual Meeting of Shareholders and vote in person, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the 2019 Annual Meeting of Shareholders.

HOW DO THE PROXIES VOTE?
The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors, except as discussed below under “What is a broker non-vote?" If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

HOW MANY VOTES DO I HAVE?
You have one vote for every share of Vectrus common stock that you owned on the Record Date.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE PROPOSALS?
The Board of Directors recommends a vote “FOR” the election of each of the Class II Director nominees of the Board of Directors (Item 1), “FOR” the ratification of the appointment of Deloitte as the Company's independent registered public accounting firm for 2019 (Item 2), "FOR" the amendment to the Articles to allow shareholders to amend the By-Laws (Item 3) and “FOR” the advisory approval of the compensation of our NEOs (Item 4).

WHAT IF I CHANGE MY MIND?
Shareholders of Record: You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote via the Internet or by telephone, as applicable. You can also send a written revocation to the Corporate Secretary at the Vectrus Corporate Headquarters, 2424 Garden of the Gods Road, Suite 300, Bldg. E, Colorado Springs, CO 80919. If you come to the Annual Meeting of Shareholders, you can ask that the proxy you submitted earlier not be used and may vote in person.

Beneficial Owners: You must contact the bank, broker or other nominee holding your shares and follow its instructions for changing your vote.

WHAT IS A "BROKER NON-VOTE"?
The New York Stock Exchange ("NYSE") has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may cast a vote on behalf of a beneficial owner from whom the broker has not received instructions with regard to discretionary matters but not non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, agenda Item 2, the ratification of Deloitte as the Company’s independent registered public accounting firm, is considered a discretionary item. Your broker does not have discretion to vote your shares regarding Items 1, 3 or 4, each of which is considered a non-discretionary item.

Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present, but broker non-votes and abstentions will have no effect on the outcome of the proposals. There are four formal items scheduled to be voted upon at the 2019 Annual Meeting of Shareholders as described in this Proxy Statement. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2019 Annual Meeting of Shareholders.

HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS OR APPROVE A PROPOSAL? HOW MANY VOTES ARE REQUIRED FOR AN AGENDA ITEM TO PASS?
Our Articles and By-Laws provide that in uncontested elections, Directors shall be elected by a majority of the votes cast (that is, the number of votes cast “for” a Director nominee must exceed the number of votes cast “against” that nominee). Accordingly, broker non-votes and abstentions will not have any effect on the election of a Director. Cumulative voting in the election of Directors is not permitted. Items 2 and 4 are advisory in nature and non-binding. Items 2, 3 and 4 will be considered to have passed if the votes cast in favor of the proposal exceed the votes cast against the proposal.

WHAT HAPPENS IF A DIRECTOR NOMINEE FAILS TO RECEIVE A MAJORITY OF THE VOTES CAST IN AN UNCONTESTED ELECTION?
Our By-Laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority of the votes cast, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders and make a recommendation to the Board. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision.

HOW MANY SHARES OF VECTRUS STOCK ARE OUTSTANDING?
As of the Record Date, [•] shares of Vectrus common stock were outstanding and entitled to vote at the Annual Meeting of Shareholders.

HOW MANY HOLDERS OF VECTRUS OUTSTANDING SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING OF SHAREHOLDERS?
In order to conduct business at the Annual Meeting of Shareholders, it is necessary to have a quorum. The presence in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Abstentions and broker non-votes will be considered present for quorum purposes.

WHO COUNTS THE VOTES? IS MY VOTE CONFIDENTIAL?
Votes will be counted by the Inspector of Election appointed for the 2019 Annual Meeting of Shareholders. The Inspector of Election monitors the voting and certifies the confidentiality of the votes of shareholders.

WHO WILL SOLICIT PROXIES?
Our Directors, officers and other regular employees may solicit proxies. In addition, we have appointed Okapi Partners LLC to help with the solicitation effort. These persons and Okapi Partners LLC may solicit proxies in person, by mail, by telephone or other electronic communication. Our Directors, officers and other employees will not receive any additional compensation for these activities.

WHO WILL PAY FOR THE COSTS OF THIS PROXY SOLICITATION?
We will pay the full cost of soliciting proxies. We will pay Okapi Partners LLC a fee of $8,000 plus reimbursement of expenses to assist with the solicitation, and we will reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

HOW CAN I SUBMIT A PROPOSAL FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS?
Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. If you want us to consider including a shareholder proposal in next year’s proxy statement, you must deliver such proposal, in writing, to Kathryn Lamping, our Deputy General Counsel and Corporate Secretary, at our principal executive offices on or before December 5, 2019 and comply with applicable eligibility requirements and procedures.

Any other matters proposed to be submitted for consideration at next year’s Annual Meeting of Shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must be given in writing to our Corporate Secretary and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date we first sent or made these proxy materials available to shareholders.

Therefore, to be presented at our 2020 Annual Meeting of Shareholders, such a proposal must be received on or after December 5, 2019 but not later than January 6, 2020. Although the 90 day deadline is January 4, 2020, a Saturday, the Company will honor any requests for proposals received on January 6, 2020. The proposal must contain specific information required by our By-Laws, which are on file with the Securities and Exchange Commission ("SEC") and may be obtained from our Corporate Secretary upon written request. If a shareholder proposal is received before or after the range of dates specified above, our proxy materials for the next Annual Meeting of Shareholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy materials.

CAN A SHAREHOLDER NOMINATE DIRECTOR CANDIDATES?
In accordance with procedures and requirements set forth in our By-Laws, shareholders may propose nominees for election to the Board of Directors only after providing timely written notice, as set forth in the preceding section. To be timely, notice of Director nomination or any other business for consideration at the shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the first anniversary of the date we released our Proxy Statement to shareholders in connection with last year's Annual Meeting of Shareholders. Therefore, to be presented at our 2020 Annual Meeting of Shareholders, such a proposal must be received on or after December 5, 2019 but not later than January 6, 2020. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, By-Laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all other Director nominees.

These standards are discussed in further detail below under “Information about the Board of Directors and Other Matters - Director Selection, Composition and Diversity.” You can request a copy of the nomination requirements from the Corporate Secretary of Vectrus.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING OF SHAREHOLDERS?
We will announce preliminary voting results at the 2019 Annual Meeting of Shareholders and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2019 Annual Meeting of Shareholders. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2019 Annual Meeting of Shareholders, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

HOUSEHOLDING OF PROXY MATERIALS
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies.

We will deliver only one copy of the proxy materials to multiple shareholders sharing an address unless we have received contrary instructions from one or more of those shareholders. We will, upon written or oral request, promptly deliver a separate copy of the proxy materials to a shareholder at a shared address to which single copies of the documents were delivered. You can make such request by writing to: Corporate Secretary, Vectrus, Inc., 2424 Garden of the Gods Road, Suite 300, Bldg. E, Colorado Springs, CO 80919 or by calling 719-591-3600. Shareholders wishing to receive separate copies of the proxy materials in the future or shareholders sharing an address wishing to receive a single copy of proxy materials in the future may also contact our Corporate Secretary as described above.

Some brokers also household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker.

We also make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. To access these filings, go to our website (www.vectrus.com) and click on “SEC Filings” under the “Investors” heading. Copies of our 2018 Annual Report on Form 10-K, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Corporate Secretary, Vectrus, Inc., 2424 Garden of the Gods Road, Suite 300, Bldg. E, Colorado Springs, CO 80919.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement, 2018 Annual Report on Form 10-K and Annual Report to Shareholders, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

SHARE OWNERSHIP GUIDELINES
The Vectrus Board of Directors has established share ownership guidelines, as set forth below, for our Non-Management Directors who are not our employees ("Non-Management Directors") and corporate officers that we believe are consistent with general market practices. Share ownership guidelines for Non-Management Directors and corporate officers are reviewed annually to continue to align the guidelines with current market trends. The share ownership guidelines provide for share ownership levels at five times the annual cash retainer amount for the Non-Management Directors of the Company. Non-Management Directors receive a portion of their retainer, and the Non-Executive Chairman of the Board receives a portion of his Chairman fee, in restricted stock units (also referred to as “RSUs”), which are paid in shares when the RSUs vest. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

The approved guidelines also require share ownership, expressed as a multiple of base salary, for the President and Chief Executive Officer, the Chief Financial Officer, Executive Vice Presidents, Senior Vice Presidents and Corporate Vice Presidents. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each corporate officer to reach the guideline levels. Specifically, the guidelines apply as shown in the table below. In achieving these ownership levels, shares owned outright, Vectrus restricted stock and RSUs are considered.

Non-Management Directors	5 X Annual Cash Retainer Amount
CEO	5 X Annual Base Salary
CFO and Executive Vice Presidents	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Corporate Vice Presidents	1 X Annual Base Salary

With respect to corporate officers, in order to attain the ownership levels set forth in the guidelines, it is expected that any restricted stock or RSUs paid in shares when the RSUs vest will be held, and that all shares acquired through the exercise of stock options will be held, except to the extent necessary to meet tax obligations. Compliance with the guidelines is monitored periodically. Non-Management Directors and corporate officers are afforded five years to meet the guidelines. The Company has taken individual tenure and Non-Management Director and corporate officer share ownership levels into account in determining compliance with the guidelines. As of February 8, 2019, our Non-Management Directors and corporate officers are within the five-year period to achieve their goals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows, as of February 8, 2019, the beneficial ownership of Vectrus common stock and options exercisable within 60 days of that date by each Director, by each of the executive officers named in the Summary Compensation Table, and by all Directors and executive officers as a group, as well as each person known to us to beneficially own more than 5% of our outstanding common stock. In addition, we have provided information about ownership of options and RSUs that provides economic linkage to Vectrus common stock but does not represent actual beneficial ownership of shares.

The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the right to acquire beneficial ownership within 60 days through the exercise of any option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole voting and dispositive power or shares those powers with his or her spouse.

Each person or entity has reported sole voting and investment power with respect to the shares beneficially owned by that person or entity, except as otherwise indicated. The percentages below for the beneficial owners holding more than 5% are based on the number of shares of our common stock issued and outstanding as of December 31, 2018. The information regarding persons owning more than 5% of our outstanding common stock is based solely on the most recent Schedule 13D or 13G filings with the SEC on behalf of such persons.

There were 11,266,906 shares of Vectrus common stock outstanding on February 8, 2019.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

	Amount and Nature of Beneficial Ownership (1)				Additional Economic Linkage Information
Name and Address of Beneficial Owner	Shares Owned (2)	Right to Acquire (3)	Total Shares Beneficially Owned	Percent Beneficially Owned	Total RSUs	Total Unvested Options
5% Shareholders
BlackRock, Inc. (4)		—	891,911	7.9%	—	—
Dimensional Fund Advisors LP (5)		—	776,456	6.9%	—	—
LSV Asset Management (6)		—	626,150	5.6%	—	—
The Vanguard Group (7)		—	593,981	5.3%	—	—
Directors and Named Executive Officers (8)
Louis J. Giuliano	43,342	—	43,342	*	5,265	—
Bradford J. Boston	11,002	—	11,002	*	3,669	—
Mary L. Howell	14,742	—	14,742	*	3,669	—
William F. Murdy	13,002	—	13,002	*	3,669	—
Melvin F. Parker	2,750	—	2,750	*	3,669	—
Eric M. Pillmore	18,002	—	18,002	*	3,669	—
Stephen L. Waechter	20,002	—	20,002	*	3,669	—
Phillip C. Widman	21,002	—	21,002	*	3,669	—
Charles L. Prow	15,076	26,626	41,702	*	40,201	14,598
Matthew M. Klein	31,244	52,302	83,546	*	12,095	10,521
Michele L. Tyler	17,067	39,119	56,186	*	2,502	—
David A. Hathaway	968	2,582	3,550	*	6,487	2,684
Susan L. Deagle	896	3,113	4,009	*	5,637	3,745
All executive officers and Directors as a group (16 persons)	228,299	156,935	385,234	3.4%	114,784	40,841
* Less than 1% of the outstanding shares of common stock.

(1)	None of the executive officers or directors have pledged Vectrus shares as security.

(2)
Includes shares for which the named person has sole voting and investment power or shared voting and investment power with a spouse. Excludes shares that may be acquired through stock option exercises.

(3)
Includes stock options and RSUs. Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 8, 2019 and RSUs that will become vested within 60 days of February 8, 2019 are deemed outstanding and beneficially owned by the person holding such options or RSUs for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

(4)
As reported on a Schedule 13G/A filed on February 6, 2019, BlackRock, Inc. has sole voting power with respect to 843,372 shares of common stock, sole dispositive power with respect to 891,911 shares of common stock and shared voting or dispositive power with respect to 0 shares of common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
As reported on a Schedule 13G filed on February 8, 2019, Dimensional Fund Advisors LP has sole voting power with respect to 748,183 shares of common stock, sole dispositive power with respect to 776,456 shares of common stock and shared voting or dispositive power with respect to 0 shares of common stock. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(6)
As reported on a Schedule 13G filed on February 13, 2019, LSV Asset Management has sole voting power with respect to 434,685 shares of common stock, sole dispositive power with respect to 626,150 shares of common stock and shared voting or dispositive power with respect to 0 shares of common stock. The address for LSV Asset Management is 155 N. Wacker Drive, Suite 4600, Chicago, IL 60606.

(7)
As reported on a Schedule 13G/A filed on February 11, 2019, The Vanguard Group has sole voting power with respect to 10,649 shares of common stock, sole dispositive power with respect to 584,333 shares of common stock, shared voting power with respect to 0 shares of common stock, and shared dispositive power with respect to 9,648 shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	The address of each of the Directors and NEOs listed is c/o Vectrus, Inc., 2424 Garden of the Gods Road, Ste. 300, Bldg. E, Colorado Springs, CO 80919.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s executive officers and Directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations by Directors and executive officers that no other reports were required, all Directors, executive officers and persons beneficially owning more than 10% of our common stock timely filed the reports required under Section 16(a) of the Exchange Act for the year ended December 31, 2018, except for two late reports. An amended Form 4 report of Mr. William F. Murdy, which added two transactions relating to the purchase of Company stock, was inadvertently filed late. In addition, a Form 4 report of Mr. David A. Hathaway relating to three transactions involving the vesting of RSUs and related share withholding to satisfy tax obligations was inadvertently filed late.

PROPOSALS TO BE VOTED ON AT THE 2019 ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
Our Articles provide for a classified Board of Directors divided into three classes designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of our Class II Directors expire at the 2019 Annual Meeting of Shareholders. The terms of the Class I and Class III Directors will expire at the 2021 and 2020 Annual Meeting of Shareholders, respectively. Directors elected by the shareholders at an Annual Meeting of Shareholders to succeed those Directors whose terms expire at such meeting are of the same class as the Directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified.

The election of Directors requires the affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders. Accordingly, abstentions and broker non-votes will not have any effect on the election of a Director.

The full Board of Directors has considered and nominated three Class II nominees for election as Directors at the 2019 Annual Meeting of Shareholders, to serve for a three-year term. The qualifications and attributes considered by the Board when selecting each of these directors for nomination are described under the heading “Qualifications” in the respective Director’s biography below. Each of the Class II nominees is currently serving as a Director of Vectrus and has agreed to continue to serve if elected until the earlier of his or her retirement, resignation or death. If unforeseen circumstances arise before the 2019 Annual Meeting of Shareholders and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board of Directors nominates another candidate, the proxies could use their discretion to vote for that nominee.

PROPOSAL 1
ELECTION OF THREE CLASS II DIRECTOR NOMINEES FOR A TERM OF THREE YEARS
The following information describes the biographical information, offices held, other business directorships, additional director experience, qualifications, attributes and skills and the class and term of each nominee. Beneficial ownership of equity securities of the nominees is described in the discussion of “Security Ownership of Certain Beneficial Owners and Management.”

LOUIS J. GIULIANO
AGE	72
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS:
Mr. Giuliano has an extensive background in management and finance, as well as experience as the former Chairman, CEO and President of ITT Corporation.
Mr. Giuliano serves as our Non-Executive Chairman. He currently serves as an operating executive of The Carlyle Group, a global alternative asset management firm. Mr. Giuliano retired as Chairman, CEO, and President of ITT Corporation, a global diversified manufacturing company and former parent of Exelis Inc., in December 2004. Mr. Giuliano joined ITT Corporation in 1988 as vice president of Defense Operations and became president of ITT Defense and Electronics in 1991. Before joining ITT Corporation, Mr. Giuliano spent 20 years with Allied-Signal where he held numerous positions within the Aerospace Group. He is on the Board of Accudyne Industries, and serves on its Audit Committee. In addition, he serves on the Board of Meadowkirk Retreat Center. He is an active member of the CEO Forum and the Advisory Board for the Princeton University Faith and Work Initiative, and a founder of Workforce Ministries. Mr. Giuliano was named a governor of the U.S. Postal Service by President George W. Bush in November 2004. He was confirmed by the Senate in June 2005, for a term that expired in December 2015. He served as vice chairman of United States Post Office Board of Governors from February 2009 to January 2010, and as chairman of the United States Post Office Board of Governors from January 2010 until December 2011. Prior Board positions include Engelhard Corp., ServiceMaster, and JMC Steel Group. He is a graduate of Syracuse University with a Bachelor of Arts degree in chemistry and a Master’s of Business Administration.

MARY L. HOWELL
AGE	66
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Member; Compensation and Personnel Committee, Member; Strategy Committee, Chair
QUALIFICATIONS:
Ms. Howell has extensive management experience in the aerospace and defense industry. She has served as a director of another public company that also serves government and defense customers.
Ms. Howell serves as a Director. Ms. Howell is currently the Chief Executive Officer of Howell Strategy Group, an international consulting firm. Previously, Ms. Howell served as Executive Vice President of Textron Inc. from 1995 until her retirement in 2009. She served as an officer of Textron Inc. for 24 years, serving on the Textron Management Committee for over 15 years. Ms. Howell currently serves on the Board of Directors of Esterline Corporation where she serves as Lead Director, as well as on the Board of Directors of Astec Industries, Inc., where she is a member of the Audit Committee. She also serves on the executive committee of the Board of the Atlantic Council. In 2008, Ms. Howell received the Charles Ruch Semper Fidelis Award and in 2010 became an Honorary Marine. Ms. Howell received a Bachelor’s degree from the University of Massachusetts at Amherst.

ERIC M. PILLMORE
AGE	65
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Nominating and Governance Committee, Chair
QUALIFICATIONS:
Mr. Pillmore has extensive corporate governance and financial experience, which includes advising boards of both private and public companies on corporate governance and serving as chief financial officer of several companies.

Mr. Pillmore serves as a Director. In addition, he serves as General Partner with Amore Group, Inc. and as President of Pillmore Consulting, LLC. From 2010 to July 2014, Mr. Pillmore served as senior advisor to the Center for Corporate Governance of Deloitte LLP, which provides board governance services to global clients. Mr. Pillmore was Senior Vice President of Corporate Governance of Tyco International Corporation from 2002 to 2007. Mr. Pillmore also held CFO positions at Multilink Technology Corporation, McData Corporation and General Instrument Corporation from 1996 to 2002. Before that, he spent 17 years with

General Electric Company and four years as a naval officer. Mr. Pillmore is currently a Board member of the Colson Center. He received a Bachelor’s degree from the University of New Mexico and an Executive Masters of Business Administration degree from Villanova University.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE PROPOSED THREE CLASS II NOMINEES LISTED ABOVE TO THE VECTRUS BOARD OF DIRECTORS.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS
The following information describes the offices held, biographical information, other business directorships, additional director experience, qualifications, attributes and skills, and the class and term of each director whose term continues beyond the 2019 Annual Meeting of Shareholders and who is not subject to election this year. Beneficial ownership of equity securities of continuing members of the Board of Directors is described in the discussion of “Security Ownership of Certain Beneficial Owners and Management.”

CLASS I - DIRECTORS WHOSE TERMS EXPIRE IN 2021

BRADFORD J. BOSTON
AGE	65
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Compensation and Personnel Committee, Chair; Strategy Committee, Member
QUALIFICATIONS:
Mr. Boston has extensive leadership and management experience in delivering technology solutions, including to defense industry customers. He has also served in various senior management positions at both public and private companies.

Mr. Boston serves as a Director. From 2012 to February 2018, Mr. Boston served as the President and Chief Executive Officer of NetNumber Inc., a provider of next-generation centralized addressing, routing and database solutions to the global communications industry. He was Senior Vice President of Global Government Solutions & Corporate Security Programs Office of Cisco Systems, Inc., a multinational technology company that designs, manufactures and sells networking equipment, from 2006 to 2012, where he was responsible for engineering, business development and advanced services groups in support of defense customers in the United States, NATO and elsewhere and led all Cybersecurity coordination efforts with various governments around the world. Before that, he was Chief Information Officer of Cisco Systems, Inc. from 2001 to 2006. He also held senior positions at Corio, Inc., Sabre Holdings Corporation, American Express Company and Visa International from 1993 to 2001. Mr. Boston previously served on the Board of Directors of NetNumber Inc. and currently serves as an advisor to the Board. Mr. Boston received a Bachelor’s degree from the University of Illinois.

	CHARLES L. PROW
	AGE	59
	DIRECTOR SINCE	2016
COMMITTEE ASSIGNMENTS
None.
QUALIFICATIONS:
Mr. Prow has an extensive background and leadership experience in global government services organizations and expertise involving information technology and the development of complex strategic solutions for a wide range of government customers. His strong business background provides him with a valuable perspective and deep understanding of the challenges facing government services organizations.

Mr. Prow has served as our President and Chief Executive Officer since December 2016. He is also a member of our Board of Directors. Mr. Prow has over 30 years of information technology and federal services experience, including leadership positions at IBM Corporation, PricewaterhouseCoopers, and Coopers & Lybrand. During his career, he has run large global government services organizations, delivering solutions to a wide array of Department of Defense and other government customers. From August 2015 through August 2016, he served as President, CPS Professional Services, a service-disabled veteran-owned small business, where he provided management consulting services to U.S. government clients. Previously, Mr. Prow served in multiple roles with IBM Corporation, a multinational technology company, including: (i) from 2014 to 2015 as General Manager, Global Government Industry in connection with IBM’s technology and services competencies, where he had responsibility for global revenues exceeding $9 billion; (ii) from 2012 to 2013 as General Manager, Global Business Services, with strategic, profit and loss and operational responsibility for IBM’s over $4 billion North America consulting services unit; and (iii) from 2007 to 2012 as General Manager, Global Business Services, with strategic, profit and loss and operational responsibility for IBM’s over $2.4 billion United States Public Sector business unit. He currently serves on the board of directors for the Wolf Trap Foundation for the Performing Arts and the International Research and Exchange Board (IREX). Mr. Prow has a Bachelor of Science degree in Management and Data Processing from Northwest Missouri State University.

CLASS I - DIRECTORS WHOSE TERMS EXPIRE IN 2021 (CONT.)

PHILLIP C. WIDMAN
AGE	64
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Financial Expert; Compensation and Personnel Committee, Member
QUALIFICATIONS:
Mr. Widman has an extensive financial and management background and has experience serving as a chief financial officer and senior executive of several companies. Mr. Widman has also served as a director of other public companies, including service as member and chair of several audit committees.

Mr. Widman serves as a Director. From 2002 to his retirement in 2013, Mr. Widman was Senior Vice President and Chief Financial Officer of Terex Corporation, a global manufacturer delivering customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, transportation, energy and utility industries. From 2001 to 2002, he was an independent consultant, and from 1998 to 2001, he served as Executive Vice President and Chief Financial Officer of Philip Services Corporation, an integrated environmental and industrial service corporation. Prior to joining Philip Services Corporation, Mr. Widman spent 11 years at Asea Brown Boveri Ltd. and 12 years at UNISYS Corporation in various financial and operational capacities. Mr. Widman currently serves as a director of Sturm, Ruger & Co., Inc., where he is the Chairman of the Audit Committee and a member of the Risk Oversight and Capital Policy Committees, and as a director of Harsco Corporation, where he is the Chairman of the Audit Committee and a member of the Management Development and Compensation Committee. He was a director of Lubrizol Corporation from November 2008 until its acquisition by Berkshire Hathaway in September 2011, where he served as a member of the Nominating and Governance Committee and Chairman of the Audit Committee. Mr. Widman received a BBA from the University of Michigan and an MBA from Eastern Michigan University.

CLASS III - DIRECTORS WHOSE TERMS EXPIRE IN 2020

WILLIAM F. MURDY
AGE	77
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Member; Nominating and Governance Committee, Member; Strategy Committee, Member
QUALIFICATIONS:
Mr. Murdy has strong industry background and extensive management and leadership experience as chairman and chief executive officer of several public and private companies. Mr. Murdy has also served as a director of other public companies providing additional relevant experience.

Mr. Murdy serves as a Director. Mr. Murdy has served as Chairman of the Thayer Hotel, a historic hotel, since April 2009 and as Chairman of the Thayer Leader Development Group, a leadership development company, since May 2010. Mr. Murdy retired as the Chairman of Comfort Systems USA, a provider of heating, ventilation, air conditioning installation and services in the commercial/industrial/institutional sector, in May 2014. From 2000 to 2011, Mr. Murdy was Chairman and Chief Executive Officer of Comfort Systems USA. Prior to that, he was President and Chief Executive Officer of Club Quarters, a membership hotel chain. From 1997 to 1999, he was Chairman, President, Chief Executive Officer and Co-Founder of LandCare USA, Inc., a leading commercial landscape and tree services company, which later merged with ServiceMaster. Mr. Murdy also held management positions in the investment sector, including as Managing General Partner of the Morgan Stanley Venture Capital Fund and President of its associated management company from 1981 to 1989. From 1974 to 1981, he served in a number of positions including Chief Operating Officer of Pacific Resources. He served in the United States Army from 1964 to 1974. Formerly, Mr. Murdy also served as the Lead Independent Director of the Board of Directors of LSB Industries, Inc. and Chair of its Compensation Committee. He is currently a Director of Global Infrastructure Services, a large private construction management company; and is a civilian aide to the Secretary of the Army. He received a Bachelor’s degree from the U.S. Military Academy at West Point and a Master’s degree from Harvard Business School.

CLASS III - DIRECTORS WHOSE TERMS EXPIRE IN 2020 (CONT.)

MELVIN F. PARKER
AGE	51
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Compensation and Personnel Committee, Member; Nominating and Governance Committee, Member; Strategy Committee, Member
QUALIFICATIONS:
Mr. Parker has extensive management and leadership experience as a senior executive for a number of public companies.
Mr. Parker serves as a Director. Since December 2017, Mr. Parker has served as President and Chief Executive Officer of Take The Limits Off, LLC, a leadership development, executive coaching and business consulting firm. From May 2016 to February 2017, Mr. Parker served as Managing Director for North America for Aggreko plc, the leading global provider of modular, mobile power and adjacent product solutions. From November 2015 to February 2016, he served as the Senior Vice President and General Manager for Residential and Commercial Energy Solutions at Enphase Energy, Inc., a global energy technology company. From 2012 to December 2014, Mr. Parker served as President of North America for the Brink's Company, a major provider of armored transportation services in North America. Before joining Brink's in 2012, Mr. Parker served as Vice President and General Manager of the North America Consumer and Small Business Division at Dell, Inc. from 2010 to 2012 and as Executive Director and General Manager of US Small Business - Small and Medium Business - Americas at Dell, Inc., a multinational computer technology company that develops, sells, repairs and supports computers and related products and services, from 2009 to 2010. From 1994 until 2009, he held numerous senior leadership roles at multiple Fortune 500 Companies, including PepsiCo., Corporate Express (Staples) and Newell Rubbermaid. Mr. Parker is a decorated combat veteran and graduate of the U.S. Army Ranger and Airborne School. He served with distinction in the 82nd Airborne Division at Fort Bragg, N.C. He currently serves as a director on the Board of the National Black MBA Association. He is also a member of the Executive Leadership Council and was named to the Savoy Top 100 Most Influential Blacks in Corporate America for 2012 to 2014. Mr. Parker received a Bachelor's degree from the U.S. Military Academy at West Point.

STEPHEN L. WAECHTER
AGE	68
DIRECTOR SINCE	2014
COMMITTEE ASSIGNMENTS
Audit Committee, Chair; Strategy Committee, Member
QUALIFICATIONS:
Mr. Waechter has extensive financial and leadership experience as chief financial officer of several government contractors and other public companies. Mr. Waechter has also served as a director and as an audit committee chair of one public and several private companies. He has an extensive background with mergers and acquisitions.

Mr. Waechter serves as a Director. From 2008 to 2014, Mr. Waechter was Vice President of Business Operations and Chief Financial Officer of ARINC Incorporated, a provider of communications, engineering and integration solutions for commercial, defense and government customers worldwide. From 1999 to 2007, he was Executive Vice President and Chief Financial Officer of CACI International, Inc., one of the largest government information technology contractors. Before joining CACI, Mr. Waechter served as Chief Financial Officer for a number of high-technology companies including Government Technology Services, Inc., Vincam Human Resources, Inc. and Applied Bioscience International. Mr. Waechter’s early career includes 19 years at GE, most recently as Vice President, Finance for GE Information Services. Mr. Waechter currently serves as Chairman of the Board of Directors of Social & Scientific Systems, Inc., and formerly served as Chair of the Audit Committee. He also serves as Chairman of the Board of Directors of CareFirst, Inc., where he also serves as the Chair of the Executive Committee, Strategic Planning Committee and Nominating Committee, and formerly served as Chair of the Audit Committee. He is also a member of the Board of Trustees of Christian Brothers University and former Chair of the Finance Committee of Choral Arts Society of Washington, D.C. Mr. Waechter received a Bachelor’s degree from Christian Brothers College and a Master’s degree in Business Administration from Xavier University.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019
The Audit Committee has appointed Deloitte as our independent registered public accounting firm for 2019. Deloitte has served as the Company's independent auditors since 2013.

Shareholder ratification is not required for making such appointment for the fiscal year ending December 31, 2019 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted to shareholders for ratification with a view toward soliciting the opinion of shareholders, which will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company and its shareholders. We expect that representatives of Deloitte will be present at the 2019 Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions. Deloitte is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2018.

The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s audit. Among the performance factors reviewed are the following:

PERFORMANCE FACTORS REVIEWED INCLUDE DELOITTE'S:
●	Independence	●	Non-audit services
●	Experience	●	Management structure
●	Technical capabilities	●	Peer review program
●	Client service assessment	●	Commitment to quality reporting
●	Compliance and ethics programs	●	Length of time engaged by the Company
●	Responsiveness	●	Leadership
●	Financial strength	●	Industry insight

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter. The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and our management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
For the year ended December 31, 2018, we paid Deloitte fees totaling $765,000, which are categorized below. Aggregate fees billed to us represent fees billed by the member firms of Deloitte Touche Tohmatsu and their respective affiliates.

	FISCAL YEAR ENDED
	2018 ($)	2017 ($)
Audit Fees(1)	745,000	1,200,800
Audit-Related Fees(2)	20,000	31,200
Tax Fees(3)	N/A	N/A
All Other Fees(4)	N/A	85,350
Total(5)	765,000	1,317,350

(1)	Fees for audit services billed in 2018 and 2017 consisted of:
	●	Audit of our annual consolidated financial statements;
	●	Audit of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002;
	●	Reviews of our quarterly financial statements; and
	●	Consents and other services related to SEC matters.
(2)	Fees for audit-related services billed in 2018 and 2017:
	●	Performance of agreed-upon procedures relating to the proxy statement and annual incentive program.
(3)	No fees were billed to Vectrus for tax services performed in 2018 and 2017.
(4)	All Other Fees:
●
For 2017, fees include $77,550 for services relating to implementation of Financial Accounting Standards Board Topic 606, "Revenue from Contracts with Customers," $6,500 for agreed-upon procedures to complete a regulations in force checklist, and $1,300 for program services relating to registration for tax training.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approves audit and permitted non-audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of permitted audit related and non-audit services provided by Deloitte and permitted certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform permitted non-

audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts, or circumstances exceed specified amounts. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has determined that, where practical, all permitted audit-related and non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte.

Providers other than Deloitte shall be preferred in the selection process for permitted audit-related and non-audit service-related work. The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include, among others, the following:

1.
Professional services rendered for the audits of our consolidated financial statements, statutory audits, reviews of our quarterly consolidated financial statements and assistance with review of documents filed with the SEC. Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.
Employee benefit plan independent audits and preparation of tax returns for our defined contribution, defined benefit and health and welfare benefit plans, and preparation of the associated tax returns;

3.	Tax compliance and certain tax planning; and

4.	Accounting consultations and support related to new or existing accounting standards.

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

We may not engage Deloitte to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment adviser or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners or other significant audit partners and who have been involved with us in the independent audit, may not be employed by us in any capacity for a period of two years after the termination of their activities on our account.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

PROPOSAL 3
APPROVAL OF AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO ALLOW SHAREHOLDERS TO AMEND THE BY-LAWS
We are seeking approval of an amendment to the Articles to provide shareholders the right to amend our By-Laws.

Indiana law provides that, unless otherwise specified by the articles of incorporation, only a corporation's board of directors may amend or repeal the by-laws. Currently, the Articles provide that the By-Laws may only be supplemented, amended, or repealed, or new By-Laws may be adopted, by a majority of the Board. The proposed amendment to the Articles (the "Articles Amendment") would amend Article Eighth of the Articles to allow a majority of the holders of the outstanding shares of classes of the Company's stock entitled to vote generally in the election of directors to supplement, amend, or repeal, or to adopt new By-Laws, in addition to the Board's power to do so.

Our Board is committed to good corporate governance and has carefully considered the advantages and disadvantages of adopting the Articles Amendment to allow shareholders to unilaterally amend the By-Laws. The By-Laws establish a number of fundamental corporate governance principles, including rules for meetings of directors and shareholders and the election and duties of directors and officers, among other provisions. In the past, the Board believed that the default position under Indiana law provided an effective means for the Board to ensure that any amendments to the By-Laws were prudent and designed to protect and maximize long-term value for shareholders. More recently, and in light of the fact that the majority of the S&P 500 companies provide shareholders with the right to amend the bylaws, the Nominating and Corporate Governance Committee considered the various positions for and against allowing shareholders to amend the By-Laws. After careful deliberation, and upon the recommendation of the Nominating and Corporate Governance Committee, the Board unanimously approved the Articles Amendment, subject to shareholder approval. The Board believes that the Articles Amendment will enhance the Company's corporate governance practices by giving shareholders a say in important governance principles.

This general description of the Articles Amendment is qualified in its entirety by reference to the text of the Articles, which is set forth in its entirety in Appendix A to this Proxy Statement, marked to reflect the changes contemplated by this Proposal 3.

If the proposed Articles Amendment is approved by the shareholders, we will file the amended Articles with the Indiana Secretary of State shortly following the 2019 Annual Meeting to incorporate the Articles Amendment. The amended Articles will become effective upon the acceptance of the filing by the Secretary of State of Indiana. In addition, corresponding amendments to our By-Laws would become effective. If the Articles Amendment is not approved, the Articles of Incorporation and the By-Laws will remain unchanged and the Board will retain the exclusive authority to amend the By-Laws.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF THE COMPANY TO ALLOW SHAREHOLDERS TO AMEND THE BY-LAWS.

PROPOSAL 4
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. The text of the resolution in respect of Proposal 4 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

At our 2018 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our named executive officer compensation, with approximately 98.1% of the votes cast in favor of the proposal. We value this endorsement by our shareholders and believe that the outcome demonstrates the support of our shareholders for our compensation programs.

In considering their vote, shareholders may wish to review with care the information on our compensation policies and decisions regarding the named executive officers presented in the Compensation Discussion and Analysis.

In particular, shareholders should note that the Compensation and Personnel Committee bases its executive compensation decisions on the following key objectives:

●
align executive and shareholder interests by providing incentives linked to our revenue, new business, earnings per share, net cash provided by operating activities and days sales outstanding as well as Total Shareholder Return (TSR) relative to the Aerospace and Defense companies in the S&P 1500 Index;

●	achieve long-term shareholder value creation without undue business risk;
●	create a link between an executive's compensation and his or her individual contribution and performance;
●	attract, motivate and retain the most creative and talented industry leaders, recognizing the extremely competitive nature of the industry in which we operate; and
●
maintain compensation programs and practices that are competitive with and comparable to the compensation programs and practices of peer companies in the industry in which we operate and other comparable companies.

While the results of the vote are not binding on the Board of Directors but are only advisory in nature, the Board of Directors intends to carefully consider the results of the vote. The Board of Directors has adopted a policy providing for an annual advisory vote on executive compensation. Unless the Board of Directors modifies this policy, the next advisory vote on executive compensation will occur at the 2020 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2018.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants & Rights (Millions)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants And Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (Millions)
Equity Compensation Plans Approved by Security Holders (1)(2)	0.51 (3)	23.00 (4)	1.14 (5)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	0.51	23.00	1.14

(1)
Equity compensation plans approved by shareholders include the ITT 2003 Equity Incentive Plan, the Amended and Restated Exelis 2011 Omnibus Incentive Plan and the Vectrus, Inc. 2014 Omnibus Incentive Plan (the "2014 Plan"), which were approved by Exelis Inc. as the sole shareholder of Vectrus prior to the spin-off of Vectrus from Exelis Inc. (the "Spin-off") in September 2014, and the Amended and Restated Vectrus, Inc. 2014 Omnibus Incentive Plan (the "Amended 2014 Plan"), which was approved by the Company's shareholders at our 2016 Annual Meeting of Shareholders.

(2)
All of the securities reflected in this row are under the 2014 Plan and the Amended 2014 Plan. No additional awards may be granted under the plans referred to in footnote (1) above other than the Amended 2014 Plan.

(3)
The weighted-average remaining contractual life of the total number of outstanding options was 6.58 years as disclosed in Note 14 to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K. Vectrus has RSU awards outstanding covering 0.26 million shares as of December 31, 2018. When added to the 0.25 million options outstanding, Vectrus has awards outstanding as of December 31, 2018 covering a total of 0.51 million shares.

(4)	The weighted-average exercise price pertains only to 0.25 million outstanding options and excludes outstanding RSUs.

(5)
As of December 31, 2018, the number of shares of common stock available for future issuance under the Amended 2014 Plan with respect to options and RSU awards was approximately 1.14 million shares, which is included in the total above.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND OTHER MATTERS
STRUCTURE OF THE BOARD OF DIRECTORS
Our Articles provide that the Vectrus Board of Directors is divided into three classes that are as nearly equal in number as possible. The current terms of the Class I, Class II and Class III Directors will expire at the Annual Meeting of Shareholders in 2021, 2019 and 2020, respectively, and in each case, when any successor has been duly elected and qualified. Upon the expiration of each term, Directors will subsequently serve three-year terms if they are renominated and reelected. The Class II Directors nominated for a three-year term are Louis J. Giuliano, Mary L. Howell and Eric M. Pillmore. The Class I Directors are Bradford J. Boston, Charles L. Prow and Phillip C. Widman and the Class III Directors are William F. Murdy, Melvin F. Parker and Stephen L. Waechter.

The Nominating and Governance Committee and the Board of Directors regularly review our corporate governance practices to ensure that such practices, including the procedures for the election of Directors, remain in the best interests of the Company, its shareholders and other relevant constituencies. The Board of Directors believes that its classified structure, which was implemented in 2014 when Vectrus became an independent, publicly traded company, provides important governance benefits, including stability and continuity in the leadership of the business and affairs of the Company. A classified board also allows Vectrus, as a relatively new public company, to focus on its long-term growth strategies and commitment to long-term shareholder value. The Board also recognizes the benefit of providing our shareholders an opportunity to vote on the performance of all our directors on an annual basis. However, after careful consideration, the Board believes that, at this time, the Company will continue to benefit from the classified board structure, but will continue to review this structure each year for appropriateness. The Company has opted out of the Indiana mandatory classified board structure requirements.

During 2018, the Vectrus Board of Directors held a total of six meetings. Additionally in 2018, nine meetings of the Audit Committee, eight meetings of the Nominating and Governance Committee, six meetings of the Compensation and Personnel Committee (the "Compensation Committee") and four meetings of the Strategy Committee were held. In 2018 all Directors attended at least 90% of all meetings of the Vectrus Board and Committees on which they served. In conjunction with the regular meetings, those Directors who are not employees of Vectrus met privately (without management) following each Board meeting during the year.

The Non-Executive Chairman presides over these private meetings. It is Company practice that all Directors attend the Company’s Annual Meeting of Shareholders. In 2018, all Directors attended the Annual Meeting of Shareholders. For 2019, the Board has scheduled five regular meetings.

DIRECTOR INDEPENDENCE
The Company’s Corporate Governance Principles require that a majority of the Directors be independent directors. Additionally, the Company’s Non-Management Directors must meet the independence standards of the NYSE and the Company’s Corporate Governance Principles. The Charters of the Audit, Compensation, and Nominating and Governance Committees require all members of those committees to be independent directors, in accordance with the rules of the NYSE. The Strategy Committee Charter requires that a majority of the members of the Strategy Committee be independent directors in accordance with the rules of the NYSE.

Each year, the Company’s Directors and executive officers complete questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee annually reviews and considers all relevant facts and circumstances with respect to the independence of each Director, including the Class II Directors standing for election, prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting of Shareholders. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above.

In February 2019, the Board considered whether there were any regular commercial sales and payments in the ordinary course of business to companies where any of the Directors serve as an employee, executive officer or director, as well as whether there were any charitable contributions with respect to each of the Non-Management Directors, including the Class II Directors standing for election at the Company’s 2019 Annual Meeting of Shareholders. The Board determined that there were no such sales to Vectrus or purchases by Vectrus, other than de minimis amounts.

In no instance was a Director a current employee, nor was an immediate family member of a Director a current executive officer, of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board determined that there were no Company charitable contributions to any non-profit organizations affiliated with any of the Non-Management Directors. Accordingly, no contribution exceeded the greater of $1 million or 2% of the consolidated gross revenues of any non-profit organization. In addition, with respect to each Non-Management Director, Vectrus made no contribution of $120,000 or greater to any charitable or non-profit organization. The Board also considered that there were no contributions to any nonprofit organization, charity or private foundation over $10,000 requiring approval under the Company's Charitable Contribution Conflict of Interest Policy for Directors, Director Nominees and Senior Management. (See "Charitable Contribution Conflict of Interest Policy.")

In affirmatively determining the independence of Directors who serve on the Compensation Committee, the Board also considered other factors it considered relevant to determining whether any such Director has a relationship to the Company which is material to that Director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including among other things, the source of compensation of each such Director, including any consulting, advisory or other compensatory fees paid by the Company, and whether the Director has an affiliate relationship with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.

Based on its review, the Board of Directors has affirmatively determined, after considering all relevant facts and circumstances, that each of Messrs. Boston, Giuliano, Murdy, Parker, Pillmore, Waechter and Widman, and Ms. Howell is independent and none has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Compensation, Nominating and Governance and Strategy Committees, meet NYSE corporate governance rules and independence standards for listed companies, which is also the independence standard for Directors as set forth in the Company’s Corporate Governance Principles. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. Mr. Prow is the President and Chief Executive Officer of Vectrus and is not an independent Director.

Each of Louis J. Giuliano, Mary L. Howell and Eric M. Pillmore, the Directors standing for election as Class II Directors at the 2019 Annual Meeting of Shareholders, is independent.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS
The Board of Directors sets policy for Vectrus and advises and counsels the President and Chief Executive Officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that, among other things:

●	the Company’s business is conducted in conformity with applicable laws and regulations;
●	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;
●	there is continuity in the leadership of the Company;
●	management develops sound business strategies;
●	adequate capital and managerial resources are available to implement the business strategies;
●
the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

●	the Company’s operating plans, capital, research and development budgets are reviewed and approved.

In connection with its responsibility for overseeing the affairs of the Company, the Board seeks to keep itself informed about the Company's business and strategies. The Board is committed to being involved in the Company's strategic planning process throughout the year and discusses strategy at almost every Board meeting. Strategy is also discussed during regularly scheduled executive sessions without Company management present. This involvement enables the Board to provide continued guidance to management in formulating and developing a strategic plan that articulates the Company’s core strategies and imperatives.

CORPORATE GOVERNANCE PRINCIPLES
The Board of Directors has adopted Corporate Governance Principles for the Company, which provide, among other things, that the Board of Directors is responsible for selecting the Chairman of the Board of Directors and the Chief Executive Officer in any way it considers in the best interests of the Company. The Board of Directors has determined that the Chairman of the Board should be a non-executive Chair, to provide additional guidance, advice, and counsel and to allow the President and Chief Executive Officer to focus on managing Vectrus businesses and strategy. The non-executive Chair presides at regularly scheduled private sessions of the Non-Management Directors and, with input from the Chief Executive Officer, establishes the agenda for meetings of the Board of Directors. The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board of Directors and Board of Directors Committee meetings, as well as be able to participate in other matters necessary for good corporate governance.

To help ensure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than one public company board (including the Vectrus Board of Directors) in addition to service on their own board, and other Directors who are not chief executive officers of publicly traded companies may not serve on more than four public company boards (including the Vectrus Board of Directors). The Corporate Governance Principles and Committee Charters are reviewed by the Board at least annually and posted on the Company’s website at http://investors.vectrus.com/govdocs. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

LEADERSHIP STRUCTURE
The Board of Directors believes that the decision as to whether to combine or separate the Chief Executive Officer and Chairman of the Board positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, Directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and in guiding the policies and practices of the companies they oversee. Although we do not have a formal policy with respect to separation of the Chairman and Chief Executive Officer positions, we believe that having the positions separate allows our President and Chief Executive Officer to focus on running the day-to-day operations of our Company while our Chairman, who is an independent director, can devote his time to matters of Board oversight. The Board believes that its organizational structure provides a framework for it to provide independent leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. In addition, the Board believes that the Company’s current leadership structure contributes to the Board’s role in risk oversight of the Company.

COMMUNICATION WITH THE BOARD OF DIRECTORS
Interested parties, including shareholders, may contact the Non-Executive Chairman, all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “Non-Executive Chairman,” “Outside Directors,” “Board of Directors,” or with the name of the Board Committee or a specific Director. This sealed envelope should be placed in a larger envelope and mailed to the Corporate Secretary, Vectrus, Inc. 2424 Garden of the Gods Road, Suite 300, Bldg. E, Colorado Springs, CO, 80919. The Corporate Secretary will forward the sealed envelope to the designated recipient. Junk mail, advertisements, resumes, spam and surveys will not be forwarded to the Board or Board members. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.

SHAREHOLDER OUTREACH
Our Board believes it is important to maintain an open dialogue with the Company's shareholders to understand their views on the Company, its strategy and its governance and compensation practices. The Company has developed a program to communicate with our top institutional investors (representing approximately 47% of our outstanding shares) on a variety of topics throughout the year to seek input and provide perspective on Company policies and practices and to ensure we are addressing any questions and concerns.

BOARD AND COMMITTEE ROLES IN RISK OVERSIGHT
The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and risk assessment program, including risk mitigation processes. The Audit Committee's risk oversight responsibilities include regular reviews of the Company's cyber security program and cyber risk assessment. The head of internal audit has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the Chief Financial Officer. The Audit Committee and the Board of Directors monitor financial liquidity and financing risk. The Audit Committee also oversees the Company's compliance program, including its Code of Conduct and Ethics and Compliance program. The Nominating and Governance Committee provides oversight of corporate governance and environmental, safety and health risks. The Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risks and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Compensation Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board and its Audit, Nominating and Governance and Compensation Committees receive regular reports with respect to the Company’s risk profile and risk management controls.

ANNUAL DIRECTOR EVALUATIONS
As required by our Corporate Governance Principles, the Board annually assesses its performance. In addition, each Committee conducts an annual assessment of its performance pursuant to its Charter. The Nominating and Governance Committee oversees and administers the annual performance evaluation process, including review and oversight of the appropriate methods, tools and questions used for conducting the evaluations of the performance of the Board, each Committee and members of the Board. The Nominating and Governance Committee reviews the results of the Board and Committee assessments, including comments provided, and shares them with the Chairman of the Board and each Committee Chair. The Board and each Committee then reviews and discusses the specific results and any actions needed based on this feedback.

In 2018, detailed anonymous surveys were used for the evaluations conducted for both the Board as a whole and each standing Committee, as well as self and peer assessments for each Director. Following the anonymous survey, the Chairman of the Board held one-on-one interviews with the Directors for a more in-depth discussion to obtain additional perspectives and feedback and to discuss each Director's individual performance and areas to improve his or her effectiveness. The surveys were designed to provide information pertaining to the competencies, behaviors and effectiveness of the Board, the Committees and the Directors and suggested areas for improvement. Annually, the Nominating and Governance Committee reviews the survey questions and updates them as appropriate to address new, relevant topics or to emphasize particular areas.

The Nominating and Governance Committee will continue to evaluate the appropriateness of the methods, tools, questions and focus to be used in future annual evaluations and the specific needs at the time. As a result, the methods, tools, questions and focus may vary in the future.

DIRECTOR SELECTION, COMPOSITION AND DIVERSITY
Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education and skills as well as race, gender and national origin. In addition, the Vectrus Corporate Governance Principles state that, as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience. The Board utilizes an assessment process, which includes a director skills/qualifications matrix or similar analysis, to identify current skills and qualifications of Board members and those that may be desired in future Director candidates. Since the Spin-off in 2014, the composition of our Board has not changed.

On an annual basis, the Board of Directors assesses whether the mix of Directors is appropriate for the Company. In addition, the Nominating and Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee at a minimum must meet the requirements set forth in the Corporate Governance Principles.

The Board of Directors believes that the Company’s Directors, in the aggregate, provide the broad range of personal characteristics, attributes and experiences appropriate for the Company. When identifying candidates for the Board, the Board considers diverse candidates for membership on the Board and includes diversity as a specific factor when conducting a search. As part of its process in identifying new candidates to join the Board of Directors, the Nominating and Governance Committee considers whether and to what extent a candidate’s skills, attributes and experiences will individually and collectively complement the existing Board, recognizing that the Vectrus businesses and operations are diverse and global in nature.

The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and, if deemed necessary by the Nominating and Governance Committee, candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance. The Nominating and Governance Committee and the Board will continue to review future candidates based on a wide range of qualifications to ensure the highest caliber of directors continue to represent our company.

The Nominating and Governance Committee may identify Director candidates through a variety of sources including search firms, personal references and business contacts. The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards described above and the other requirements for nomination including those set forth in the Nominating and Governance charter, which is available at http://investors.vectrus.com/govdocs. The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee chairpersons, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

DIVERSITY AND INCLUSION IN THE WORKFORCE
The strength of our Company depends on a diverse workforce that reflects the world around us. We are committed to cultivating a diverse and inclusive environment that supports the development and advancement of all. We foster a feeling of connectedness in the workplace, support diversity of background, experience and thought, and support important initiatives to eliminate unconscious biases. Our approach to diversity and inclusion involves these key areas of focus:

•	People: Our goal is to attract, develop and retain a workforce that reflects the business and communities we support. We value diversity of thought, experience and backgrounds at all levels.

•	Environment: We are committed to fostering an inclusive environment that celebrates differences and encourages unique perspectives.

•
Leaders: We are promoting cultural agility among our leaders to ensure a more robust talent pipeline and leadership alignment and engagement. These goals will help us harness the innovative potential of an inherently diverse workforce, as well as help drive our business initiatives.

Management reports annually to the Compensation Committee on the diversity of our workforce and the Company's initiatives.

NON-MANAGEMENT DIRECTOR COMPENSATION
Non-Management Director compensation is determined by our Board of Directors with the assistance of the Nominating and Governance Committee and Pay Governance, LLC ("Pay Governance" or the "Compensation Consultant"). Non-Management Director compensation is reviewed on a periodic basis. In support of the Board’s review, Pay Governance compares Non-Management Director compensation components for Vectrus with director compensation components paid for a sample of aerospace and defense companies with revenue comparable to Vectrus’ revenue.

Effective as of the 2018 Annual Meeting of Shareholders, the total annual compensation level for each Vectrus Non-Management Director is $200,000 (increased from $150,000), comprised of $85,000 (increased from $75,000) in cash and $115,000 (increased from $75,000) RSUs for each full-year tenure. The full-year tenure runs from the date of the Annual Meeting of Shareholders to the day prior to the next Annual Meeting of Shareholders. Additional incremental pay for the full-year tenure includes a cash payment for the Audit Committee Chair in the amount of $15,000, and a cash payment of $10,000 for each of the Compensation Committee Chair, Nominating and Governance Committee Chair and the Strategy Committee Chair. The Non-Executive Chairman of the Board receives an additional $100,000, comprised of $50,000 in cash and $50,000 in RSUs for the full-year tenure. The incremental payments for the Committee Chairs and the Non-Executive Chairman were based on the significant responsibilities involved with these positions and reflect current competitive peer data provided to the Board by the Compensation Consultant.

On May 18, 2018, all of our Non-Management Directors received compensation for their service on the Board of Directors from May 18, 2018 to May 15, 2019, the day prior to the 2019 Annual Meeting of Shareholders. Mr. Prow, as a management Director, received no Director compensation. RSUs granted to Non-Management Directors vest in full on the business day immediately prior to the next Annual Meeting date. The grant date fair value of RSU awards is provided in footnote (2) to the table below.

The table below summarizes the compensation received by our Non-Management Directors for the year ended December 31, 2018.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Louis J. Giuliano (3)	135,000	165,005	300,005
Bradford J. Boston (4)	95,000	114,986	209,986
Mary L. Howell (5)	95,000	114,986	209,986
William F. Murdy	85,000	114,986	199,986
Melvin F. Parker	85,000	114,986	199,986
Eric M. Pillmore (6)	95,000	114,986	209,986
Stephen L. Waechter (7)	100,000	114,986	214,986
Phillip C. Widman	85,000	114,986	199,986

(1)	Consists of the following, as applicable: director annual cash retainer of $85,000 for 2018, incremental retainer for Committee chairs and the annual Non-Executive Chairman retainer.

(2)
Represents the aggregate grant date fair value of RSUs, computed in accordance with Accounting Standards Codification issued by the Financial Accounting Standards Board Topic 718, labeled “Compensation – Stock Compensation” (“ASC

Topic 718”). The grant date fair value for RSUs was $31.34 per unit, the closing price of Vectrus stock on the grant date, which was May 18, 2018. The assumptions used in calculating these amounts are incorporated herein by reference to Note 14 to the Consolidated Financial Statements in the Company’s 2018 Annual Report on Form 10-K.

(3)	Mr. Giuliano received an incremental $50,000 cash retainer and $50,000 in RSUs for his service as the Non-Executive Chairman through May 15, 2019.

(4)	Mr. Boston received an incremental $10,000 cash retainer for his service as the Compensation Committee Chair through May 15, 2019.

(5)	Ms. Howell received an incremental $10,000 cash retainer for her service as the Strategy Committee Chair through May 15, 2019.

(6)	Mr. Pillmore received an incremental $10,000 cash retainer for his service as the Nominating and Governance Committee Chair through May 15, 2019.

(7)	Mr. Waechter received an incremental $15,000 cash retainer for his service as the Audit Committee Chair through May 15, 2019.

RESTRICTED STOCK UNIT AWARDS OUTSTANDING AT 2018 FISCAL YEAR-END

The table below represents RSUs outstanding as of December 31, 2018 for our Non-Management Directors.

Name	Restricted Stock Unit Awards
Louis J. Giuliano	5,265
Bradford J. Boston	3,669
Mary L. Howell	3,669
William F. Murdy	3,669
Melvin F. Parker	3,669
Eric M. Pillmore	3,669
Stephen L. Waechter	3,669
Phillip C. Widman	3,669

All Vectrus Non-Management Directors were granted RSUs under the Amended 2014 Plan on May 18, 2018. For the equity component of the annual retainer, the number of RSUs was determined by dividing $115,000 by $31.34, the closing price per share of Vectrus, Inc. common stock on the grant date. The resulting number of RSUs was rounded to 3,669, the nearest whole number of units. Mr. Giuliano received RSUs equal to $165,000 divided by $31.34, representing $115,000 for the equity component of the annual retainer plus $50,000 for the equity component of the annual Non-Executive Chairman fee. The resulting number of RSUs for Mr. Giuliano was rounded to 5,265, the nearest whole number of units.

DIRECTOR EXPENSES
Vectrus reimburses Non-Management Directors for all business-related expenses they incur for travel to and from Board of Directors, Committee and shareholder meetings. The Company also reimburses costs related to educational programs and related subscriptions for directors and for other Company business-related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Director airfare is reimbursed at no greater than first-class travel rates.

INDEMNIFICATION AND INSURANCE
As permitted by its By-Laws, Vectrus indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them.

POLICIES FOR APPROVING RELATED PERSON TRANSACTIONS
The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as that term is defined in the SEC’s rules for related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-

approved by the Nominating and Governance Committee. In reviewing related person transactions that are not deemed pre-approved for approval or ratification, the Nominating and Governance Committee considers the relevant facts and circumstances, including:

●	Whether terms or conditions of the transaction are generally available to third parties under similar terms or conditions;
●	Levels of interest or benefit to the related person;
●	Availability of alternative suppliers or customers; and
●	Benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to Directors, if a Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction shall be reviewed by the Nominating and Governance Committee and not be considered appropriate for automatic pre-approval. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance Committee. Subsequent to the adoption of the written procedures above, the Company has followed these procedures regarding all reportable related person transactions.

The Company’s Related Party Transaction Policy is posted on the Company’s website at: http://investors.vectrus.com/govdocs. A copy of the Related Party Transaction Policy will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

There were no related person transactions in 2018 that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

CHARITABLE CONTRIBUTION CONFLICT OF INTEREST POLICY
The Company and the Board adopted a Charitable Contribution Conflict of Interest Policy for Directors, Director Nominees and Senior Management. The policy requires approval by the Nominating and Governance Committee for donations by the Company to any nonprofit organization, charity or private foundation in an amount or having a value over $10,000 if any Director, Director nominee or any of their immediate family members is associated with such entity. In addition, such approval is required in the case of a donation over that limit to such an entity by a Director, Director nominee or member of senior management where another Director or member of senior management is associated with the entity. During 2018, there were no donations that required approval under this policy.

CODE OF CONDUCT
The Company has adopted the Vectrus Code of Conduct which applies to all employees, including our President & Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to our Non-Management Directors.

The Code of Conduct is posted on our website at: http://investors.vectrus.com/govdocs.

The Company discloses any changes to or waivers from the Code of Conduct for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, its Non-Management Directors and other Executive Officers on its website. In addition, the Company will disclose within four business days any substantive changes to or waivers from the Code of Conduct for our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, or persons performing similar functions, by posting such information on our website at www.vectrus.com rather than by filing a Form 8-K. In 2018, there were no substantive changes to or waivers of the Code of Conduct for the President and Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or persons performing similar functions. A copy of the Code of Conduct will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Vectrus.

COMMITTEES OF THE BOARD OF DIRECTORS
The Committees outlined below are the current standing committees of the Board of Directors. The table below sets forth the membership of each of these Committees and identifies each Committee Chair. Each Director listed below, except for Mr. Prow, is an independent director.

DIRECTOR	AUDIT	COMPENSATION AND PERSONNEL	NOMINATING AND GOVERNANCE	STRATEGY
Bradford J. Boston		•*		•
Louis J. Giuliano
Mary L. Howell	•	•		•*
William F. Murdy	•		•	•
Melvin F. Parker		•	•	•
Eric M. Pillmore			•*
Charles L. Prow
Stephen L. Waechter	•*			•
Phillip C. Widman	•	•
* = Committee Chair

AUDIT COMMITTEE
2018 MEMBERS:
Stephen L. Waechter, Chair
Mary L. Howell
William F. Murdy
Phillip C. Widman

Meetings in 2018:    9

AUDIT COMMITTEE RESPONSIBILITIES

●
Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine the qualifications, performance, independence and compensation of the independent registered public accountants (currently Deloitte), and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of the independent registered public accountants.

●
Review and discuss with management and the independent registered public accountants the audited financial statements of the Company, including discussion of the Company’s disclosures under "Management’s Discussion and Analysis of Financial Condition and Results of Operations," and make a recommendation regarding whether the annual audited financial statements should be included in any public filing including our Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of the Form 10-K).

●
Review and discuss with management, the independent registered public accountants and the head of internal audit the quarterly consolidated financial statements of the Company, including a discussion of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent registered public accountants’ review of those statements prior to our filing of each Form 10-Q with the SEC.

●	Review and consider with Deloitte matters required to be discussed by the applicable PCAOB standards.
●	Review with management and Deloitte the effect of regulatory and accounting initiatives as well as off-balance sheet structures on our financial statements.
●	Review and discuss with management and Deloitte the Company’s interim financial results to be included in the Company’s earnings report prior to the release of any earnings report.
●
Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings press releases and financial information and earnings guidance provided to financial analysts and rating agencies.

●
Discuss with management, Deloitte and the head of internal audit the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the head of the internal audit function.

●
Annually request from Deloitte a formal written statement delineating all relationships between Deloitte and the Company, consistent with PCAOB Rule 3526T. With respect to such relationships, the Audit Committee shall: Discuss with Deloitte any disclosed relationships and the impact of such relationship on Deloitte's independence; and assess and recommend appropriate action in response to the Deloitte report to satisfy itself of the auditor's independence.

●
Pre-approve or delegate to one or more independent members of the Audit Committee, when appropriate, to pre-approve the retention of the independent auditor for audit-related and permitted non-audit services. Other tax-related consulting and special projects and fees for any other services to be provided by the independent auditor and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.

●
Confirm the scope of audits to be performed by Deloitte and the internal audit function, monitor progress and review results. Review fees and expenses charged by Deloitte and any party retained to provide internal audit services.

●
On an annual basis, discuss with Deloitte its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities within the last five years (and any steps taken to deal with issues raised) regarding the firm’s independent audits of other clients.

●
Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by Deloitte, in the course of the audit work, including any restrictions on the scope of its activities or on access to requested information, and any significant disagreements with management, and monitor management’s response to such matters. Without excluding other possibilities, the Audit Committee may review with the independent registered public accounting firm (i) any accounting adjustments that were noted or proposed by such firm but were “passed” (as immaterial or otherwise), (ii) any communications regarding auditing or accounting issues and (iii) any “management” or “internal control” letter issued or proposed to be issued by Deloitte.

●
Provide oversight and discuss with management, head of internal audit and Deloitte, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes. The Audit Committee shall review, at least annually, the Company's cyber security program and cyber risk assessment. In addition, in accordance with regulatory requirements, the Audit Committee shall approve, at least annually, any decision of the Company to enter into uncleared swaps.

●	Review the Company’s capital structure including stock repurchases, debt offerings and other financings and dividends.
●	Review the Company’s rating agencies reviews, if applicable.
●	Review the Company’s capital allocation, including capital expenditures and research and development.
●	Review the Committee's performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its Charter.

●	Review regularly and consider the Company’s financial reserves.
●	Review expense reports of senior executives.
●
Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs, the Company’s compliance with legal or regulatory requirements and the performance and independence of Deloitte and the internal audit function.

●
Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls, including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or Deloitte’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements, including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.

●	In conjunction with the Board of Directors, evaluate the qualifications of the Committee members and the Committee's performance on an annual basis.
●	Meet separately, on a regular basis, with Deloitte, the head of internal audit, and members of management, as well as privately as a Committee.
●	Establish policies regarding the Company’s employment and retention of current or former employees of Deloitte.
●	With respect to complaints concerning accounting, internal accounting controls or auditing matters:
¡ Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and
¡ Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.
●	Establish levels for payment by the Company of fees to Deloitte, and ordinary administrative expenses of the Audit Committee and any advisors retained by the Audit Committee.
●
Receive regular reports from the Chief Executive Officer, the Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

●	Oversee the Company's compliance program, including its Code of Conduct and ethics and compliance program.
●	Prepare the Report of the Audit Committee for the Company’s Proxy Statement.

Although the Board of Directors determined that more than one member of the Board of Directors satisfies the requirements of an audit committee financial expert, the Board of Directors has identified Phillip C. Widman as the Company’s audit committee financial expert.

A copy of the Audit Committee Charter is available on the Company’s website at: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

COMPENSATION COMMITTEE
2018 MEMBERS:
Bradford J. Boston, Chair
Mary L. Howell
Melvin F. Parker
Phillip C. Widman

Meetings in 2018:     6

COMPENSATION COMMITTEE RESPONSIBILITIES

●
The Committee’s primary objective is to establish a competitive executive compensation program that links executive compensation to business performance and shareholder return, without excessive enterprise risk.

●	Approve and oversee administration of the Company’s employee compensation program, including incentive plans and equity-based compensation plans.
●
Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the corporate vice president level and above, as well as certain other positions.

●	Oversee the establishment and administration of the Company’s benefit programs and executive severance policies.
●	Oversee and approve the leadership development and continuity planning process.
●	Prepare the Compensation Committee Report for the Company’s Proxy Statement.
●	Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its Charter.

Detail regarding the processes and procedures used to determine executive compensation is found in the Compensation Discussion and Analysis section of this Proxy Statement.

A copy of the Compensation Committee Charter is available on the Company’s website at: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Compensation Committee charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

NOMINATING AND GOVERNANCE COMMITTEE
2018 MEMBERS:
Eric M. Pillmore, Chair
William F. Murdy
Melvin F. Parker

Meetings in 2018:    8

NOMINATING AND GOVERNANCE COMMITTEE RESPONSIBILITIES

●	Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of Shareholders.
●	Review the form of Annual Report to Shareholders, Proxy Statement and related materials.
●	Review the Company’s business continuity and disaster recovery programs and plans.
●	Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.
●	Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.
●	Identify, evaluate and propose nominees for election to the Board of Directors.
●	Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.
●	Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.
●	Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to its Charter.
●
Following the review by the Audit Committee, Compensation Committee and Strategy Committee of their respective charters, review those charters as part of the framework of the governance of the Company to ensure completeness and consistency among Committee charters and the Corporate Governance Principles.

●	Review periodic reports from management on, and provide oversight of, environmental, safety and health matters.
●	At least annually review and assess the Company’s director and officer insurance and indemnification.
●	Provide oversight of director education matters and the director orientation process.
The Nominating and Governance Committee will consider Director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards. See "Information about the Board of Directors - Director Selection, Composition and Diversity" above.

A copy of the Nominating and Governance Committee Charter is available at the Company’s website: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

STRATEGY COMMITTEE
2018 MEMBERS:
Mary L. Howell, Chair
Bradford J. Boston
William F. Murdy
Melvin F. Parker
Stephen L. Waechter

Meetings in 2018:    4

STRATEGY COMMITTEE RESPONSIBILITIES

●	Review and provide guidance to the management team and the Board with respect to the Company's overall business strategy and the Company's strategic plan.
●	Review and make recommendations to the Board on matters relating to the Company's overall business strategy and the Company's strategic planning process.
●	Provide oversight of the Growth and Strategic Advisory Team.
●	Review and assess the Committee's performance on an annual basis.
●	Review its Charter at least annually and make recommendations to the Board of Directors for approval and adoption of any amendments to the Charter.

A copy of the Strategy Committee Charter is available at the Company's website: http://investors.vectrus.com/govdocs. The Company will provide, free of charge, a copy of the Strategy Committee Charter to any shareholder, upon request to the Corporate Secretary of Vectrus.

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

ROLE OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process, seeks to ensure that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

●	determination of qualifications, performance and independence of Deloitte, the Company’s independent registered public accounting firm;
●	the appointment, compensation, retention, audit and oversight work of Deloitte in preparing or issuing audit reports and related work;
●
review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

●	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;
●	review of risk assessment and risk management processes on a Company-wide basis; and
●	adoption of and monitoring the implementation and compliance with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.

The Audit Committee has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditors. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee. Junk mail, advertisements, resumes, spam and surveys will not be forwarded. Abusive, threatening or otherwise inappropriate materials will also not be forwarded.

SARBANES-OXLEY ACT OF 2002 ("SOX") COMPLIANCE
The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

AUDIT COMMITTEE CHARTER
The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The Audit Committee Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

COMPOSITION OF THE AUDIT COMMITTEE
The Audit Committee is composed of four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the requirements of the NYSE currently in effect, including the Audit Committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

REGULAR REVIEW OF FINANCIAL STATEMENTS
The Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of each quarterly earnings report and filing of the Company's Form 10-Qs, and the Company’s audited financial statements before the annual earnings release and filing of the Company’s 2018 Annual Report on Form 10-K.

COMMUNICATIONS WITH DELOITTE
The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable PCAOB standards. The Audit Committee met privately with Deloitte five times during 2018.

INDEPENDENCE OF DELOITTE
Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

RECOMMENDATION REGARDING ANNUAL REPORT ON FORM 10-K
In performing its oversight function with regard to the 2018 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2018. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors and the Board of Directors has approved including the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee are not practicing certified public accountants or professional auditors and rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm.

This report is furnished by the members of the Audit Committee.

Stephen L. Waechter, Chair
Mary L. Howell
William F. Murdy
Phillip C. Widman

COMPENSATION COMMITTEE REPORT
The following Report of the Compensation Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Board of Directors approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Compensation Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Compensation Committee considers appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

RECOMMENDATION REGARDING COMPENSATION DISCUSSION AND ANALYSIS
In performing its oversight function during 2018 with regard to the Compensation Discussion and Analysis prepared by management, the Compensation Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance LLC, the independent compensation consultant to the Compensation Committee. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2018 and this Proxy Statement.

This report is furnished by the members of the Compensation Committee.

Bradford J. Boston, Chair
Mary L. Howell
Melvin F. Parker
Phillip C. Widman

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
The Compensation Committee is responsible for our executive compensation philosophy and programs. The Compensation Committee reviews and approves the compensation to be paid to our Chief Executive Officer ("CEO") and a group of executive officers, including our Named Executive Officers ("NEOs"). At our 2018 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our NEOs' compensation, with approximately 98.1% of the votes cast in favor of the proposal.

EXECUTIVE SUMMARY
VECTRUS' NAMED EXECUTIVE OFFICERS FOR 2018 WERE:

•	Charles L. Prow, President and Chief Executive Officer;

•	Matthew M. Klein, Senior Vice President and Chief Financial Officer ("CFO");

•	Michele L. Tyler, Former Senior Vice President, Chief Legal Officer and Corporate Secretary;

•	David A. Hathaway, Senior Vice President, Programs; and

•	Susan L. Deagle, Senior Vice President and Chief Growth Officer.

2018 COMPANY HIGHLIGHTS

•	Reached several public company milestones with strong revenue, operating margin, adjusted diluted EPS[1] and operating cash flow

•	Achieved contract bookings of $1.4 billion, including approximately $350 million of new business in 2018

•	Diversified client and geographic portfolio with 50% revenue growth with the Air Force and 60% revenue growth in the U.S. and Europe

•	Generated strong full-year 2018 net cash provided by operating activities of $40 million

•	Successfully completed the SENTEL acquisition and integration

•	Introduced several smart energy and resilience solutions to clients during the year

(1) "Adjusted diluted EPS" is defined as adjusted net income2 divided by the weighted average diluted common shares outstanding.
(2) "Adjusted net income" is defined as net income, adjusted to exclude items that may include, but are not limited to, other income; significant charges or credits that impact current results but are not related to our ongoing operations and unusual and infrequent non-operating items and non-operating tax settlements or adjustments, such as revaluation of our deferred tax liability as a result of the Tax Cuts and Jobs Act, and net settlement of uncertain tax positions.

COMPENSATION PHILOSOPHY
The Compensation Committee's compensation philosophy is to support Vectrus’ business strategy within the principles of competitiveness, full disclosure and consistent alignment with long-term value creation. Our philosophy encourages individual and group behaviors that balance risk and reward while supporting sustained growth and earnings performance. A substantial portion of executive compensation is tied to the Company’s internal business and financial performance and share price performance. If internal business and financial performance or share price performance falls below identified thresholds, at-risk incentive compensation is reduced or not paid at all. Our compensation philosophy is reflective of Vectrus’ industry and peers, and we will continue to seek alignment with market trends. The Compensation Committee has the flexibility to establish appropriate compensation policies to attract, motivate and retain our executives in the industry in which we operate.

principal CHANGE TO COMPENSATION PROGRAM in 2018

PROGRAM		KEY CHANGE
Stock Options	●	The Compensation Committee determined that no stock options would be granted, commencing in 2018.

PAY FOR PERFORMANCE
We link a large portion of our NEOs' compensation to performance. For instance, based on the elements of 2018 compensation for the CEO and the CFO, at-risk compensation represented approximately 77% and 64%, respectively, of total compensation. Pay components for our NEOs for 2018 included base salary, Annual Incentive Plan (“AIP”) awards, and long-term incentive awards, consisting of RSUs and Total Shareholder Return ("TSR") awards.

The 2018 AIP provides a cash payout if certain financial metrics, including adjusted diluted earnings per share, revenue, new business wins, net cash provided by operating activities and days sales outstanding, were met. The 2018 AIP performance goals, targets, results and actual payouts are discussed in more detail in "Compensation Program Objectives - Primary Compensation Components" below.

PAY COMPONENT - 2018 ANNUAL INCENTIVE PLAN (AIP)
PERFORMANCE DURING 2018		ACTUAL PAYOUT
●	Diluted Earnings Per Share = $3.10 (versus the Compensation Committee-approved target of $2.83) (weighted 40%)	Actual bonus achieved = 116.4% of target, as confirmed by our independent auditor.
●	Revenue = $1,279.3 million (versus the Compensation Committee-approved target of $1,242.9 million) (weighted 10%)
●	New Business Wins = $273.1 million (versus the Compensation Committee-approved target of $140.0 million) (weighted 20%)	The Compensation Committee approved an actual bonus paid = 116.4% of target.
●	Net Cash Provided by Operating Activities = $40.1 million (versus the Compensation Committee-approved target of $35.2 million) (weighted 10%)
●	Days Sales Outstanding (DSO) = 58.8 (versus the Compensation Committee-approved target of 55.0 (weighted 20%)

The TSR awards represent 50% of the total long-term incentive awards. TSR awards align pay with performance by providing a cash long-term incentive linked to the Company's total shareholder return performance relative to the Aerospace and Defense companies in the S&P 1500 over a three-year performance period. This program is discussed in more detail under the "Long-Term Incentive Program - 2018 Long-Term Incentive Awards" below.

KEY GOVERNANCE POLICIES AND PRACTICES RELATED TO COMPENSATION:
WE DO:
●	use an independent compensation consultant selected and hired by the Compensation Committee.
●	pay for performance.
●	mitigate compensation risk through oversight, controls and appropriate incentives in our balanced compensation programs.
●	have equity award agreements that require both consummation of a change in control transaction and termination of employment for accelerated vesting ("double trigger").
●	have limited perquisites.
●	have an annual Say-on-Pay vote.
●	have a clawback policy that is also embedded in our equity incentive plan, our annual incentive plan and award agreements.
●	have an anti-hedging and anti-pledging policy.
●	have meaningful stock ownership guidelines for Vectrus corporate officers and directors.
●
Provide in our equity incentive plan for a minimum vesting period of one year for employee equity grants, and generally provide in our employee award agreements for vesting in equal annual installments over a three-year period for our restricted stock unit and stock option awards.

WE DO NOT:
●	reprice stock options.
●	guarantee minimum bonus payments.
●	provide tax gross-ups for perquisites or in connection with payments made in the event of a change in control; however, tax protection may be provided for costs associated with relocation.
●	have fixed-term employment arrangements with our NEOs. All of our NEOs are at-will employees.
●	provide a traditional pension plan or a supplemental executive retirement plan.

INDIVIDUAL EXECUTIVE POSITIONS
COMPENSATION COMPARISONS

Vectrus has been an independent, publicly-traded company since September 2014. Initially, pay was set to approximate the 25th percentile of the marketplace with a plan to move to the 50th percentile with larger than normal annual increases within three to four years, assuming continued performance of the Company and the executive, subject to cost and affordability. Due to continuing affordability concerns, and even though the executives were performing well and gaining experience in their role, conservative increases continued into 2017. With strong performance in 2018, the Compensation Committee resumed the original program intent by adjusting pay commensurate with pay levels for a more seasoned and performing executive team.

The Committee believes that compensation of the NEOs should be aligned with the median of current market compensation, based on the NEOs' experience in their roles, their strong individual performance and the business conditions impacting the Company. The Compensation Committee, along with its independent compensation consultant, annually reviews current market compensation data for determining the path forward in setting the compensation program.

The Compensation Committee reviewed and assessed the performance of the NEOs for 2018 and will continue to review and assess the performance of the President and Chief Executive Officer, executive officers and direct reports to the CEO and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data, the Company's business environment and the approved compensation program.

INDIVIDUAL EXECUTIVE POSITIONS - 2018 COMPENSATION INFORMATION
For 2018, the Compensation Committee approved base salary increases, effective March 2018, for Messrs. Prow and Klein and for Ms. Tyler and Ms. Deagle pursuant to external market data and an assessment of their performance as described below:

•
Charles L. Prow: Mr. Prow joined the Company in December 2016 and did not receive a base salary increase in 2017. The Compensation Committee assessed Mr. Prow's performance during 2017 and the highlights of the Company's performance during the year that included expanding the Company's operating margin by 10 basis points to 3.7%, phasing in several multi-year contracts of approximately $1.4 billion, growing total backlog* 24% year over year to $2.9 billion, closing on a new and expanded credit facility, and strengthening key leaders and talent at all levels of the organization. Given these accomplishments and the fact that Mr. Prow's compensation was below the 25th percentile of the competitive market, the Committee, with the recommendation of our independent compensation consultant, determined that an annual base salary increase of 16.7% was appropriate and warranted for 2018. It is notable that Mr. Prow's annual base salary remains below the median of the competitive market.

•
Matthew M. Klein: An annual base salary increase of 11.9% to $375,003 was approved for Mr. Klein in recognition of his performance and increased responsibilities in his role as Senior Vice President and Chief Financial Officer of the Company and to bring his compensation to a more competitive level. With this increase, Mr. Klein's annual salary remains below the median of the market and his total compensation aligns with the 25th percentile of the market.

•
Michele L. Tyler: Ms. Tyler received an annual base salary increase of 8.9% bringing her salary to $335,005 in recognition of her performance as Senior Vice President, Chief Legal Officer and Corporate Secretary of the Company. Ms. Tyler's annual salary and total compensation align with the 25th percentile of the market.

•
Susan L. Deagle: An annual base salary increase for Ms. Deagle of 10.0% was approved, bringing her salary to $330,013. Ms. Deagle joined the Company in 2017 as Senior Vice President and Chief Growth Officer. Since joining the Company, her responsibilities have expanded to include leading Corporate Development and Strategy as well as Growth. This increase was approved in recognition of her performance and increased role. Ms. Deagle's total compensation remains below the median of the market.

The base salary increases and total compensation, which were approved by the Compensation Committee, were determined following a review of market competitive survey data, as well as the individual's relevant experience, and to more closely align their compensation with the median of the competitive market and reflect their individual contributions to the Company. Mr. Hathaway did not receive a salary increase as he joined the Company in October 2017.

*Total backlog represents firm orders and potential options on multi-year contracts, excluding potential orders under Indefinite Delivery/Indefinite Quantity contracts. Backlog also excludes contracts awarded to Vectrus but currently in protest with the Government Accountability Office or the Federal Court of Claims.

The table below sets out the NEOs' 2018 target compensation for annual base salary, annual incentive and long-term incentive targets as determined by the Compensation Committee.

2018 BASE SALARY AND TARGET COMPENSATION

Named Executive Officers	2018 Base Salary ($)	Target 2018 AIP Award (% of Base Salary) (1)	Target 2018 Long-Term Incentive Award ($)
Charles L. Prow President and Chief Executive Officer	700,003	100%	1,600,000
Matthew M. Klein Senior Vice President and Chief Financial Officer	375,003	65%	425,000
Michele L. Tyler Former Senior Vice President, Chief Legal Officer and Corporate Secretary	335,005	55%	250,000
David A. Hathaway Senior Vice President, Programs	365,019	55%	250,000
Susan L. Deagle Senior Vice President and Chief Growth Officer	330,013	55%	250,000

(1)
This column reflects the target percentage of base salary approved for each NEO for the 2018 AIP award. The approved AIP formula for 2018 was based on performance measures and goals that would pay 100% of target for 100% achievement of the approved goals.

VECTRUS COMPETITIVE COMPENSATION
In reviewing compensation for the NEOs for the 2018 compensation program, the Compensation Committee used the general industry market data reflected in the 2017 Towers Watson U.S. Compensation Databank General Industry Executive Compensation Survey Report (“CDB”). The Compensation Committee considers the CDB as most representative of the companies that comprise the marketplace in which Vectrus competes for business talent. Data reviewed included competitive market information for each compensation component and total compensation. The Compensation Committee evaluated and determined target and actual compensation provided to each of our NEOs based on a review of the CDB general industry market data which was adjusted via regression analysis to estimate the competitive market pay levels for a company of our revenue size. In determining executive compensation, the Compensation Committee also considered qualitative information discussed in "Qualitative Considerations" below, individual performance and business conditions in addition to recommendations from Vectrus' President and Chief Executive Officer and Senior Vice President and Chief Human Resources Officer.

INDEPENDENT COMPENSATION CONSULTANT
In 2018, the Compensation Committee continued to retain Pay Governance as its independent compensation consultant to assist the Committee in fulfilling its responsibilities under its Charter, the material terms of which are described in this Proxy Statement under "Compensation Committee Responsibilities." The Compensation Consultant’s engagement leader provided objective expert analyses, assessments, research and recommendations for executive compensation programs, incentives, perquisites and compensation standards. In this capacity, the Compensation Consultant provided services that related solely to work performed for and at the direction of the Compensation Committee, including analysis of material prepared by Vectrus’ human resources, finance and legal departments for the Compensation Committee’s review. The Compensation Consultant attended each of the six meetings held by the Compensation Committee during 2018 and provided no other services to Vectrus during 2018 other than those for and at the direction of the Compensation Committee.

During 2018, Vectrus’ human resources, finance and legal functions supported the work of the Compensation Committee, provided information, answered questions and responded to requests from the Compensation Consultant.

The Compensation Committee is directly responsible for the appointment, compensation, and oversight of the Compensation Consultant. The Compensation Committee has the sole authority to retain and terminate the services of consultants, including Pay Governance, with respect to compensation matters.

In connection with the engagement of the Compensation Consultant, the Compensation Committee considered various factors bearing on the independence of the Compensation Consultant, including, but not limited to, the following:

●	Provision of other services to Vectrus by the Compensation Consultant;
●	Business or personal relationships of the Compensation Consultant with members of the Compensation Committee or with executive officers;
●	The Compensation Consultant’s policies and procedures to prevent conflicts of interest;
●	Ownership of Vectrus common stock by the Compensation Consultant’s engagement leader; and
●	The amount of fees received by the Compensation Consultant.

The Compensation Committee affirmatively determined the Compensation Consultant was independent and has no conflicts of interest with the Company or the Board of Directors.

OUR COMPENSATION CYCLE
The Compensation Committee reviews compensation in detail during the first quarter of each year. This review includes:

●	Annual performance reviews for the prior year;
●	Increases in base salary which generally occur in March, if determined and approved by the Compensation Committee;
●	Annual Incentive Plan (bonus) target awards; and
●	Long-term incentive target awards, including RSUs and TSR awards.

The award date for long-term incentive awards is determined by the Compensation Committee and is typically in March,

following the February meeting of the Compensation Committee. Meeting dates for the following year’s regular Board and Committee meetings are scheduled during the prior year. Target TSR awards reflect a three-year performance period beginning on January 1 of the year in which the Compensation Committee approves the award. Participants in the Long-Term Incentive Program receive notification of their awards as soon as reasonably practical after the grant date.

QUALITATIVE CONSIDERATIONS
The Compensation Committee considered qualitative factors relevant to the Company's business in making compensation decisions. These qualitative performance factors may change over time to reflect our business focus and strategy.

CONSIDERATION	OBJECTIVE
Winning New Business	Align strategies and resources around competing for and winning new business
Operational Excellence	Focus on continuous improvement, lean thinking and creative problem solving
Customer Satisfaction	Be the customers’ first choice and most trusted partner
Talent and Culture	Enhance talent in all facets of the business and optimize organization around Vectrus' Vision and Values

COMPENSATION PROGRAM OBJECTIVES
COMPENSATION OBJECTIVES, PRINCIPLES AND APPROACHES
The Vectrus compensation program objectives, principles and approaches reflect the Company's business needs and strategy, as detailed below:

OBJECTIVE	GENERAL PRINCIPLE	APPROACH
Attract and retain talented and experienced leaders.	Design an executive compensation program to attract and retain high performing executives.
Target total direct compensation approximating the 50th percentile of competitive practice. Review current competitive market compensation to structure movement of NEO compensation toward the competitive median of general industry companies in the CDB, as adjusted for revenue size.

Align at-risk compensation with business performance.	Align the measures of performance in our compensation programs with measures key to the success of our business. If our business succeeds, our shareholders will benefit.	Provide annual and long-term incentive opportunity based on business performance to drive shareholder value.
Align at-risk compensation with levels of executive responsibility.	As executives advance in the Company, the leverage of at-risk pay relative to fixed pay increases.	Structure NEO compensation so that a substantial portion of compensation is at risk for executives with greater levels of responsibility.

PRIMARY COMPENSATION COMPONENTS

NEO COMPENSATION	=	BASE SALARY	+	ANNUAL INCENTIVE	+	LONG-TERM INCENTIVES

BASE SALARY – Base salary comprises the fixed component of total compensation for Mr. Prow and the other NEOs. Salary is a competitive component of pay that is aligned with the NEO's position, experience and criticality of the required competencies. It is not a risk-based element of compensation.

ANNUAL INCENTIVE PLAN (AIP) AWARDS – The Compensation Committee determined that the metrics noted below would be most closely predictive of optimal operating performance in 2018 for Vectrus.

EARNINGS PER SHARE (EPS): This is a market-based metric recognized as a standard by investors and analysts. For 2018 the Compensation Committee used a metric of GAAP Diluted Earnings per Share, as discussed below.

TOTAL REVENUE: Revenue reflects successful recognition of contracted revenue, recompetes and emphasis on growth through new revenue streams. Revenue is defined as reported GAAP revenue.

NEW BUSINESS WINS: Winning new business is a critical focus for our Company. New Business Wins includes any new business contract award notification during the calendar year, recompetes, contract extensions, bridges and add-on work to existing contracts.

NET CASH PROVIDED BY OPERATING ACTIVITIES: This metric, which is a GAAP measure, is an important measure of our business. It shows how much cash is generated by the Company and can provide a transparent view of the condition of the business.

DAYS SALES OUTSTANDING (DSO): DSO is an important operating efficiency metric that measures the number of days it takes to turn accounts receivable into cash. DSO is calculated using a five (5) point average of the DSO for Q4 of the prior year and each of the four quarters of the performance year. The 2018 DSO metric excludes the impact to Accounts Receivables related to the Revenue Recognition change in Standard ASC 606.

The Compensation Committee was responsible for the administration of the AIP for 2018. The Compensation Committee approved an annual incentive plan design for the business as described below.

2018 METRICS	PERFORMANCE PERCENTAGE
Diluted Earnings Per Share (EPS)	40%
Total Revenue	10%
New Business Wins (NBW)	20%
Net Cash Provided by Operating Activities	10%
Days Sales Outstanding (DSO)	20%

OPERATIONAL OBJECTIVES - PERFORMANCE PERCENTAGE

	Diluted Earnings Per Share (EPS)*			Total Revenue*			New Business Wins*			Net Cash Provided by Operating Activities*			Days Sales Outstanding (DSO)*
	thres-hold	target	maxi-mum	thres-hold	target	maxi-mum	thres-hold	target	maxi-mum	thres-hold	target	maxi-mum	thres-hold	target	maxi-mum
Performance Percentage of Target	85%	100%	150%	90%	100%	130%	50%	100%	150%	80%	100%	180%	93%	100%	109%
Payout Percentage of Target	50%	100%	200%	50%	100%	200%	37%	100%	200%	50%	100%	200%	50%	100%	200%
(*) For performance results between the minimum and maximum thresholds, the performance percentage achieved for that metric is calculated on a non-linear slope pre-approved by the Compensation Committee for the performance year. Actual results may range from zero to 200% of target.

2018 AIP AWARDS PAID IN 2019 – The approved 2018 AIP provided for the Compensation Committee's authority to apply an individual positive or negative 10% adjustment for contributions to the achievement of goals and objectives and a positive or negative 10% adjustment for recompetes. On March 2, 2019, the 2018 AIP awards for the NEOs were approved by the Compensation Committee for payment on or about March 14, 2019. The Compensation Committee, upon the recommendation of Mr. Prow, approved the awards for the other NEOs who received bonuses. The approved 2018 AIP awards for NEOs are included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

The performance and payout percentages for each component of the AIP were as follows:

Metric (all $ amounts in millions, except per share data)	Performance Target at 100.0% Payment and Weighting (1)		2018 Performance	Performance Percentage of Target	Payout Percentage of Target (1)	Weighted Attainment
Diluted Earnings Per Share	$2.83	40.0%	$3.10	109.5%	113.9%	45.6%
Total Revenue	$1,242.9	10.0%	$1,279.3	102.9%	106.8%	10.7%
New Business Wins	$140.00	20.0%	$273.1	195.1%	200.0%	40.0%
Net Cash Provided by Operating Activities	$35.20	10%	$40.1	113.9%	100.0%	10.0%
Days Sales Outstanding	55.0	20.0%	58.8	93.1%	50.7%	10.1%
(1) Attainment of all of the 2018 AIP performance goals would result in a payout of 100.0% of target.

Year Ended December 31, 2018
(in millions, except per share data)	Diluted Earnings Per Share
Reported GAAP Net Income	$35.3
Reported GAAP Diluted Earnings Per Share	$3.1
Weighted average common shares outstanding - diluted	11.4

The following table illustrates the calculation of the 2018 AIP awards paid to the NEOs in 2019. (Sum of components may differ from actual award amounts due to rounding.)

Named Executive Officer	Base Salary (a) ($)	Annual Incentive Target as a Percent of Base Salary (b) (1)	Total Revenue Percent Achieved	New Business Wins Percent Achieved	Diluted Earnings Per Share Percent Achieved	Net Cash Provided by Operating Activities Percent Achieved	Days Sales Outstanding Percent Achieved	Total Performance Percent Achieved (c)	Approved Total Performance Percent Payout (d)	Actual 2018 AIP Awards (a)x(b)x (d)($)(2)
Charles L. Prow	700,003	100	102.9	195.1	109.5	113.9	93.1	116.40	116.4	814,800
Matthew M. Klein	375,003	65	102.9	195.1	109.5	113.9	93.1	116.40	116.4	283,700
Michele L. Tyler	335,005	55	102.9	195.1	109.5	113.9	93.1	116.40	116.4	214,500
David A. Hathaway	365,019	55	102.9	195.1	109.5	113.9	93.1	116.40	116.4	233,700
Susan L. Deagle	330,013	55	102.9	195.1	109.5	113.9	93.1	116.40	116.4	211,300
(1) This column reflects the target percent of base salary approved for each NEO for his or her 2018 annual incentive award. The approved annual incentive plan formula for 2018 was based on performance measures and goals that would pay 100% of target for 100% achievement of the approved goals.
(2) The Compensation Committee did not use any discretion in determining the actual 2018 AIP awards.

LONG-TERM INCENTIVE PROGRAM
2018 LONG-TERM INCENTIVE AWARDS
Long-term incentive awards are intended to directly tie long-term compensation to long-term value creation and shareholder return. The 2018 long-term incentive program provided for a combination of TSR awards and RSUs to comprise the total long-term incentive award for each NEO. These components are incentives for absolute stock price performance and appreciation as well as TSR performance relative to the specific group of companies referenced below. The Compensation Committee set vesting terms for RSUs based on the Compensation Consultant's review and guidance regarding current competitive practice and its assessment of appropriate vesting terms and conditions for Vectrus. In determining the total long-term incentive award for each NEO, the Committee also considered individual performance.

The Compensation Committee weighted the 2018 long-term incentive awards as follows:

The 2018 long-term incentive awards for all NEOs were granted on March 5, 2018. A valuation based on the grant date was used to determine the number of RSUs granted pursuant to this allocation. The number of RSUs granted on March 5, 2018 was based on $33.62, the closing price of Vectrus common stock on the grant date.

The following table sets forth the value of 2018 long-term incentive award amounts for the NEOs granted during 2018, as determined by the Compensation Committee.

Named Executive Officer	Restricted Stock Unit Award Value ($)	Restricted Stock Unit Awards (# of Units)	Relative Total Shareholder Return Award ($)
	Represents 50% of total award value		Represents 50% of total award value
Charles L. Prow	800,000	23,795	800,000
Matthew M. Klein	212,500	6,321	212,500
Michele L. Tyler	125,000	3,718	125,000
David A. Hathaway	125,000	3,718	125,000
Susan L. Deagle	125,000	3,718	125,000

RESTRICTED STOCK UNIT COMPONENT
The Compensation Committee reviewed all proposed grants of RSUs to NEOs prior to their award, including awards based on performance, retention-based awards and awards contemplated for new employees as part of employment offers. Grants of RSUs provide executives with stock ownership of unrestricted shares after the restrictions lapse. NEOs were granted RSU awards because, in the judgment of the Compensation Committee and based on management’s recommendations, these individuals were in positions most likely to assist in the achievement of the Company’s long-term value creation goals and to create increased shareholder value over time. RSUs granted in 2018 vest in one-third annual installments on the first, second and third anniversaries of the grant date.

RELATIVE TOTAL SHAREHOLDER RETURN (TSR) AWARD COMPONENT
The TSR performance design for 2018 - 2020 compares the Company’s TSR performance relative to the TSR performance of the Aerospace and Defense companies in the S&P 1500 Index. In designing the program, the Compensation Committee determined that this would be an appropriate index for Vectrus to be measured against for relative total shareholder return performance. The Compensation Committee also determined that, consistent with awards beginning in 2015, performance could be measured in a more balanced manner with the following four performance periods weighted equally at 25%:

January 1, 2018 through December 31, 2018;
January 1, 2019 through December 31, 2019;
January 1, 2020 through December 31, 2020; and
January 1, 2018 through December 31, 2020.

The actual award payout factor will be determined based on the average of the payout factors for each of the four performance periods, determined as follows:

If the Company’s TSR performance relative to that of the Aerospace and Defense companies in the S&P 1500 Index is:	The Payout Factor is:
Less than the 35th percentile	0%
At the 35th percentile	50%
At the 50th percentile	100%
At the 80th percentile	200%
Actual results between the 35th percentile and the 80th percentile will be interpolated.

The potential award payout is capped at 200% of the target award as the Compensation Committee believes that having a cap helps mitigate excessive or inappropriate risk-taking.

VECTRUS TOTAL SHAREHOLDER RETURN AWARDS GRANTED IN 2016
The Compensation Committee approved and granted the 2016 TSR awards in March 2016. The awards were subject to a three-year Performance Period beginning January 1, 2016 through December 31, 2018 and measured in four individual periods, weighted equally, as follows: January 1, 2016 - December 31, 2016; January 1, 2017 - December 31, 2017; January 1, 2018 - December 31, 2018; and January 1, 2016 - December 31, 2018.

Following the end of the three-year Performance Period, Vectrus TSR performance was calculated for each of the four individual periods, relative to the Aerospace and Defense companies in the S&P 1500. Results are indicated below:

Individual Performance Period	Vectrus Percentile Rank Performance vs. Aerospace & Defense Companies in the S&P 1500 *	Payout Factor
January 1, 2016 - December 31, 2016	26.9	0%
January 1, 2017 - December 31, 2017	68.0	160%
January 1, 2018 - December 31, 2018	4.5	0%
January 1, 2016 - December 31, 2018	9.0	0%
Average Payout Factor:		40%
(*) Performance below the 35th percentile rank versus the Aerospace and Defense companies in the S&P 1500 Index results in a 0% Payout Factor for the applicable Performance Period. Payout percentages for performance between the 35th and 80th percentile rank are interpolated.

Following certification of Vectrus performance for the 2016 TSR awards, the Compensation Committee approved payouts in January 2019 at 40% of the target award. Payments to the NEOs were as follows:

Named Executive Officer	2016 Target Award	Payout at 40%
Matthew M. Klein	$205,000	$82,500
Michele L. Tyler	$110,000	$44,000

Messrs. Prow and Hathaway and Ms. Deagle did not receive 2016 TSR awards because Mr. Prow joined the Company in December 2016 and Mr. Hathaway and Ms. Deagle joined the Company in October and May 2017, respectively. TSR awards are discussed in more detail above at "Relative Total Shareholder Return (TSR) Award Component."

POST-EMPLOYMENT COMPENSATION
The Vectrus employer match contribution is 50% up to 8% of employee-elected deferrals based upon annual base compensation. All contributions are 100% vested.

Vectrus also established and maintains a non-qualified, unfunded Vectrus Systems Corporation Excess Savings Plan to provide key employees an opportunity to earn benefits in excess of the benefits that may be earned under the Vectrus 401(k) Plan. This plan is discussed in more detail in “Non-qualified Deferred Compensation for 2018” below.

SEVERANCE PLAN ARRANGEMENTS
The plans discussed below are described in more detail in "Payments Upon a Termination or Change in Control." The severance plans apply to key Vectrus employees as defined by Section 409A. The Vectrus severance plan arrangements are not considered in determining other elements of compensation. All of the Vectrus NEOs were covered under the Senior Executive Severance Play Plan and the Special Senior Executive Severance Pay Plan.

SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause.

The exceptions to severance payments are:

●	the executive terminates his or her own employment;
●	the executive’s employment is terminated for cause; or
●	if the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.

No severance is provided for termination for cause because the Company believes employees terminated for cause should not receive additional compensation. No severance is provided where an executive accepts or refuses comparable employment in a divestiture situation because the executive had the opportunity to receive employment income from another party under comparable circumstances.

SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (defined in "Payments Upon Termination or Change in Control"). The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company's future performance after certain change in control events. The plan is structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change in control provisions, in the case of an Acceleration Event.

The purposes of these provisions are to:

●	provide for continuing cohesive operations as executives evaluate a transaction, which, without change in control protection, could be personally adverse to the executive;
●	keep executives focused on preserving value for shareholders;
●	retain key talent in the face of potential transactions; and
●	attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including any NEO whose employment was terminated by the Company without cause, or where the covered executive terminated his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) or if during the two-year period following an Acceleration Event, the covered executive had grounds to resign with good reason or the covered executive’s employment was terminated in contemplation of an Acceleration Event that ultimately occurred.

The plan is designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the Acceleration Event. With respect to incentive plan awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provides that any AIP awards be paid out at target.

CHANGE IN CONTROL ARRANGEMENTS
As described more fully in "Payments Upon Termination or Change in Control," the Compensation Committee has provided for treatment of short-term and long-term incentive plans, severance arrangements and the excess savings plan upon a change in control.

EMPLOYEE BENEFITS AND PERQUISITES
Vectrus executives are eligible to participate in Vectrus’ broad-based employee benefits programs, including medical, dental, vision coverage, group life insurance, and other specified benefit plans according to the plan documents.

PERQUISITES FOR THE NEOs
Vectrus provides only those perquisites that it considers to be reasonable and consistent with competitive practice. Physical exams are generally available on a biennial basis and were not provided to NEOs in 2018. During 2018, Mr. Prow received a housing allowance. No perquisites were provided to any other NEOs. (See the "All Other Compensation Table.") The Compensation Committee continues to review benefits and perquisites to assure they are reasonable and consistent with competitive practice.

OTHER CONSIDERATIONS AND POLICIES
CLAWBACK POLICY
The Board of Directors has adopted a clawback policy to provide for recoupment of performance-based compensation if the Board of Directors determines that a senior executive has engaged in fraud or willful misconduct. This would include annual cash incentive and bonus awards and all forms of equity-based compensation to the extent such awards are performance-based. If, in the Board of Directors’ view, the compensation related to Vectrus’ financial performance would have been lower if it had been based on the restated results, the Board of Directors will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The NEOs, Senior Vice Presidents, Corporate Vice Presidents, executives who are direct reports to the President and CEO and their direct reports are covered by this policy.

EQUITY GRANT POLICY - CONSIDERATION OF MATERIAL NON-PUBLIC INFORMATION
Vectrus equity-based awards granted to NEOs, senior and other executives, and equity-based awards granted to Directors, are awarded and priced on the same date as the approval date or a subsequent date approved by the Compensation Committee for administrative reasons. Vectrus may also make equity-based grants in the case of the promotion of an existing employee or hiring of a new employee. These grants may be made at a time Vectrus is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters. Vectrus does not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions are not timed to the release of material non-public information. No stock options were granted in 2018.

CONSIDERATION OF TAX AND ACCOUNTING IMPACTS
Section 162(m)- Section 162(m) of the Internal Revenue Code (the "Code") as in effect prior to the enactment of tax reform legislation in December 2017 placed a limit of $1,000,000 on the amount of compensation that Vectrus could deduct in any one year with respect to its "covered employees," which consisted of its Chief Executive Officer and the three other highest-paid named executive officers, other than the Chief Financial Officer. There was an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements.

Recent tax reform legislation enacted in December 2017 retained the $1,000,000 deduction limit, but repealed the performance-based compensation exemption from the deduction limit and expanded the definition of “covered employees,” effective for taxable years beginning after December 31, 2017. Consequently, compensation paid in 2018 and later years to NEOs in excess of $1,000,000 will not be deductible unless it qualifies for transitional relief applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.

The Compensation Committee generally intends to continue to comply with the requirements of Section 162(m) as it existed prior to the tax reform legislation with respect to performance-based compensation in excess of $1,000,000 payable under outstanding awards granted before November 2, 2017 under our Amended 2014 Plan in order to qualify them for the transitional relief. However, no assurance can be given that the compensation associated with these awards will qualify for the transitional relief, due to ambiguities and uncertainties as to the application and interpretation of the revised Section 162(m) and the related requirements for transitional relief.

Section 409A - Vectrus plans are intended to comply with Section 409A of the Code, to the extent applicable. While Vectrus endeavors to comply with other applicable sections of the Code with respect to compensation, the Compensation Committee did not consider other tax implications when designing Vectrus’ compensation programs.

Excise Taxes - Vectrus provides “best-net” provisions with respect to any excise tax triggered by a change-in-control. Under these provisions, if payments triggered by a change-in-control would be subject to an excise tax, then either payments would be reduced by the amount needed to avoid triggering the tax, or no reduction of payments would occur, depending on which alternative left the executive in the better after-tax position.

POLICY AGAINST HEDGING, PLEDGING, SPECULATION IN COMPANY STOCK AND INSIDER TRADING
Vectrus has a policy that prohibits employees and Directors from taking advantage of, disclosing, or using any confidential information for the purpose of personal gain, including buying, selling, or trading in any Vectrus security. The policy includes prohibitions for Corporate Vice Presidents and above against hedging or pledging Vectrus securities, speculation or other investments where the shareowner’s economic interest is disassociated from share ownership. These prohibited transactions encompass the purchase of financial instruments, including short sales, forward contracts, equity swaps, collars, puts, calls or other derivative securities that are speculative in nature or designed to hedge or offset a decrease in market value of any Vectrus security (other than exercises of Company granted stock options). The Board of Directors has adopted a parallel policy that applies to Directors. In addition, Directors must receive specific written approval prior to entering into any transaction involving Vectrus securities. Directors and Corporate Vice Presidents and above also annually receive specific instructions with respect to trading in equity securities of Vectrus to ensure compliance with the Company's hedging, pledging, speculation and insider trading policies.

BUSINESS RISK AND COMPENSATION
Compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. Total compensation for senior officers is heavily weighted toward long-term compensation consistent with the Vectrus compensation philosophy, which is focused on long-term value creation. This focus on long-term compensation discourages behaviors that encourage short-term risks. The President and Chief Executive Officer and the Senior Vice President and Chief Financial Officer attend those portions of the Compensation Committee meetings at which plan features and design configurations of annual and long-term incentive plans are considered and approved. Overall enterprise risk is reviewed and considered at the Committee and Board meetings, providing additional important information to the Compensation Committee.

Vectrus management recently conducted a risk assessment of our compensation policies and programs, including our executive compensation programs. Vectrus management reviewed and discussed the findings of the assessment with the Compensation Committee and the full Board of Directors which concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive risk-taking behavior. As a result, we do not believe that risks relating to our compensation programs are reasonably likely to have a material adverse effect on the Company. The Compensation Committee reviewed management’s summary on the review and assessment of such compensation programs and approved these conclusions.

The Compensation Committee considered risk implications of our compensation programs during its deliberations on the design of our 2018 executive compensation programs, with the goal of appropriately balancing short-term and long-term performance.

The following table summarizes representative Vectrus compensation components or policies and relevant risk mitigation factors:

RISK ASSESSMENT ACROSS THE ENTERPRISE

VECTRUS COMPENSATION COMPONENT OR POLICY	RISK MITIGATION FACTOR
Base Salary	Based on market rates. Provides stability and minimizes risk-taking incentives.
Annual Incentive Plan	● AIP design emphasizes overall performance and collaboration across the enterprise.
● AIP components focus on metrics that encourage operating performance and that differ from those used for long-term incentive awards.
● Individual AIP components and total AIP awards are capped.
● Payments are made only after external audit review and Compensation Committee certification of performance to metrics and approval.
Long-Term Incentive Awards - RSUs	RSUs vest annually in one-third increments over a three-year period.
Total Shareholder Return Awards
TSR awards are based on relative share price performance over four separate periods (e.g., 2018, 2019, 2020 and 2018-2020) during a three-year cycle and encourage behaviors focused on long-term goals, while discouraging behaviors focused on short-term risks. Relative TSR is a different metric from those used for AIP awards.

Perquisites	Limited perquisites are based on competitive market data. (See "Employee Benefits and Perquisites - Perquisites for the NEOs.")
Severance	Severance plans are maintained by the Company in the event of termination without cause or in certain circumstances following a change in control of the Company.
Clawback Policy	Provides mechanism for senior executive compensation recapture in certain situations involving fraud or willful misconduct.
Officer Share Ownership Guidelines
Vectrus officers are required to own Vectrus shares or share equivalents up to 5 X base salary, depending on the level of the officer. In addition, the officers are required to hold shares until their guidelines are met. Share ownership guidelines align executive and shareholder interests and discourage executives from focusing on short-term results without regard for longer-term consequences.

Prohibition Against Pledging or Hedging or Speculation in Vectrus Securities
Vectrus policy prohibits Directors and Corporate Vice Presidents and above from pledging or hedging or speculative trading in and out of Vectrus securities, including short sales, forward contracts, equity swaps, collars, puts, calls or other derivative securities that are speculative in nature or designed to hedge or offset a decrease in market value of any Vectrus security (other than exercises of Company granted stock options).

Change in Control
Under the Amended 2014 Plan and award agreements, a double trigger requires both consummation of the transaction and a qualifying termination for accelerated vesting of outstanding long-term incentive grants.

Pension Plans	Vectrus does not provide a traditional pension plan or supplemental executive retirement plan.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for 2016, 2017 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($) (a)	Stock Awards ($) (b)	Option Awards ($) (c)	Non-equity Incentive Plan Compen-sation ($) (d)	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings ($) (e)	All Other Compen-sation ($) (f)	Total ($)
Charles L. Prow President and Chief Executive Officer	2018	680,775	—	1,599,988	—	814,800	—	61,733	3,157,296
	2017	600,018	—	720,002	180,002	619,800	—	55,701	2,175,523
	2016	32,309	—	600,005	—	—	—	219	632,533
Matthew M. Klein Senior Vice President and Chief Financial Officer	2018	367,323	—	425,012	—	283,700	—	11,718	1,087,753
	2017	333,131	—	328,000	82,003	225,000	—	10,248	978,382
	2016	325,000	—	328,008	82,002	174,300	—	11,645	920,955
Michele L. Tyler Former Senior Vice President, Chief Legal Officer and Corporate Secretary	2018	329,721	—	249,999	—	214,500	—	557,831	1,352,051
	2017	306,084	—	176,006	44,002	174,700	—	10,902	711,694
	2016	300,019	—	175,997	43,998	136,100	—	12,353	668,467
David A. Hathaway Senior Vice President, Programs	2018	365,019	25,000	249,999	—	233,700	—	13,598	887,316
Susan L. Deagle Senior Vice President, Chief Growth Officer	2018	324,245	—	249,999	—	211,300	—	2,728	788,272
	2017	196,166	75,000	199,998	50,000	103,300	—	264	624,728

(a)
The amount in this column for 2018 represents a cash payment for Mr. Hathaway in connection with his offer of employment. The amount for 2017 represents a cash payment for Ms. Deagle in connection with her offer of employment.

(b)
Amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for target TSR awards and RSUs. The assumptions used in calculating these amounts are incorporated herein by reference to Note 14 to the consolidated financial statements in the Vectrus Form 10-K for the year ended December 31, 2018. For the maximum value of TSR awards, see the table in "Grants of Plan-Based Awards in 2018."

(c)
Amounts in this column represent the aggregate grant date fair values of the option grants. The assumptions used by Vectrus in calculating these amounts are incorporated herein by reference to Note 14 to the consolidated financial statements in the Vectrus Form 10-K for the year ended December 31, 2018.

(d)	Amounts in this column reflect the AIP awards that were earned for the applicable performance year.

(e)	Vectrus does not have a traditional pension plan; therefore, no values are reported.

(f)	Amounts in this column represent items specified in the All Other Compensation table below.

ALL OTHER COMPENSATION TABLE

Name	Year	Perquisites (a) ($)	Excess Savings Plan Contributions (b) ($)	401(k) Matching Contributions (c) ($)	Other (d) ($)	Total All Other Compensation ($)
Charles L. Prow	2018	33,000	16,231	9,250	3,252	61,733
Matthew M. Klein	2018	—	3,693	7,453	572	11,718
Michele L. Tyler	2018	—	2,189	9,251	546,391	557,831
David A. Hathaway	2018	—	3,601	9,125	872	13,598
Susan L. Deagle	2018	—	1,970	—	758	2,728

(a)	The amount in this column represents a housing allowance in the amount of $33,000 paid in 2018 for Mr. Prow.

(b)
Contributions to the Vectrus Systems Corporation Excess Savings Plan are unfunded and earnings are credited at the same rate as the Stable Value Fund available to participants in the Vectrus 401(k) Plan.

(c)
Amounts represent matching contributions during 2018 in the Vectrus 401(k) Plan, as follows: Mr. Prow (Company match $9,250, met IRS limit on employee deferral); Mr. Klein (Company match $7,453, met IRS limit on employee deferral); Ms. Tyler (Company match $9,251, met IRS limit on employee deferral); and Mr. Hathaway (Company match $9,125, did not meet IRS limit on employee deferral). Ms. Deagle did not participate in the 401(k) Plan in 2018.

(d)
Amounts represent taxable group term life insurance premiums paid for Messrs. Prow, Klein and Hathaway and Ms. Deagle. The amount for Ms. Tyler represents (i) taxable group term life insurance premiums of $773 for 2018, (ii) taxable group term life insurance premiums of $789 to be paid in 2019 and $460 to be paid in 2020, (iii) cash termination pay of $324,696 to be paid in 2019 and $177,811 in 2020, (iv) payment for unused paid time off of $40,587 in 2019, and (v) Company-paid dental and life coverage benefits of $805 to be paid in 2019 and $470 to be paid in 2020.

CEO PAY RATIO
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to calculate and report an estimate of the ratio of the total compensation of our CEO to the total compensation of our median employee. The intended purpose of the disclosure is to provide a reasonable measure of the relationship of pay between the CEO and the median paid employee. In 2018 the Compensation Committee of the Board approved an annual salary increase of 16.7% based on his performance as CEO and his compensation level relative to the competitive market. This is the first salary increase Mr. Prow received since joining the Company in December 2016. His compensation and the rationale for his increase are discussed in "Individual Executive Positions - 2018 Compensation Information" earlier in this Proxy Statement. The Company believes its compensation philosophy and process represent a responsible approach toward CEO pay. The required disclosure is presented as follows:

Median Employee Total Annual Compensation:	$54,287
CEO Total Annual Compensation:	$3,157,296
Ratio of CEO Pay to Median Employee Compensation:	58.2 to 1.0

In determining the median employee, the Company prepared a listing of all employees as of October 31, 2018. This includes U.S. and non-U.S.employees who were full-time, part-time or temporary employees and those on an approved leave of absence, except for 700 employees from the January 2018 acquisition of SENTEL. Over 6,500 subcontract employees were excluded from the analysis because their compensation is determined by unaffiliated third parties. The data examined were W-2 wages or foreign equivalent compensation paid from November 1, 2017 through October 31, 2018. The median was calculated directly from the arrayed data using taxable wages as the chosen consistently applied compensation measure ("CACM"). Once the median employee was determined, annual total compensation was calculated for that individual using the Summary Compensation Table rules for both the CEO and the median employee. As of October 31, 2018 the Company employed approximately 5,700 persons, excluding the CEO and the recently acquired SENTEL.

GRANTS OF PLAN-BASED AWARDS IN 2018
The following table summarizes awards made to our NEOs during the year ended December 31, 2018. Grants made to NEOs during 2018 were made under the Amended 2014 Plan. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts for 2018 under the AIP), and estimated future payouts under the long-term incentive awards, which consist of potential payouts related to the TSR awards granted in 2018 for the 2018 - 2020 performance period. The table also provides the number of shares underlying all other stock awards, which consist of RSU awards, and the grant date fair value of each equity award computed under FASB ASC Topic 718.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Charles L. Prow		350,000	700,000	1,400,000
	1/1/2018				400,000	800,000	1,600,000
	3/5/2018							23,795			799,988
Matthew M. Klein		121,900	243,800	487,600
	1/1/2018				106,250	212,500	425,000
	3/5/2018							6,321			212,512
Michele L. Tyler		92,150	184,300	368,600
	1/1/2018				62,500	125,000	250,000
	3/5/2018							3,718			124,999
David A. Hathaway		100,400	200,800	401,600
	1/1/2018				62,500	125,000	250,000
	3/5/2018							3,718			124,999
Susan L. Deagle		90,750	181,500	363,000
	1/1/2018				62,500	125,000	250,000
	3/5/2018							3,718			124,999

(1)
Amounts reflect the threshold, target, and maximum payment levels for commensurate performance under the AIP described above in “Compensation Discussion and Analysis - Compensation Program Objectives” if certain performance metrics are met. These potential payments are based on achievement of specific performance metrics and are completely at risk. The target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target. The approved AIP formula for 2018 was based on performance measures and totals that would pay 100% of target for 100% achievement of the approved goals. Actual AIP awards for 2018 are shown in the Summary Compensation Table.

(2)
Amounts reflect the threshold, target, and maximum payment levels, respectively, which are denominated in dollars, if an award payout is achieved under the Company's 2018 TSR awards. The 2018 TSR awards are subject to a three-year performance period from January 1, 2018 to December 31, 2020. The potential payments are based on achievement of specific approved performance as further described above in "Compensation Discussion and Analysis - Long-Term Incentive Program - Relative Total Shareholder Return (TSR) Award Component." TSR awards are completely at-risk compensation and payments, if any, are made in cash after the end of the performance period. The target amount shown is the grant date fair value.

(3)
Amounts reflect the number of RSUs granted in 2018 to the NEOs. RSUs granted to NEOs vest in one-third annual installments on the first, second and third anniversaries of the grant. The numbers of shares underlying the RSU awards granted on March 5, 2018 were determined based on $33.62, the closing price of Vectrus common stock on March 5, 2018. During the restriction period, holders of RSUs do not have voting rights.

(4)	Stock options were not granted in 2018.

(5)	Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEOs in 2018.

SPECIAL COMPENSATION ARRANGEMENTS
CHARLES L. PROW EMPLOYMENT LETTER AND OTHER MATTERS
On November 30, 2016, Vectrus and Charles L. Prow entered into an employment letter (the "Prow Employment Letter") setting forth the terms and conditions of his employment as President and Chief Executive Officer of the Company. The material terms of the Prow Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Prow’s initial base salary was $600,000.

b.	2017 Target Annual Incentive. Mr. Prow is eligible to participate in the Company’s Annual Incentive Plan with a target award of 100% of his annual base salary, starting in 2017.

c.
Long-Term Incentives. Mr. Prow is eligible for annual long-term incentive awards with an aggregate long-term incentive target for 2017 of $900,000 under the Company’s Long-Term Incentive Program, subject to approval by the Compensation Committee. It was anticipated that fifty percent (50%) of his 2017 long-term incentive award would be in the form of a cash incentive opportunity tied to relative total shareholder return; thirty percent (30%) would be in the form of time-vesting RSUs; and twenty percent (20%) would be in the form of time-vesting non-qualified stock options. In addition, as a one-time incentive, on December 8, 2016, he received a special RSU grant valued at $600,000 with annual vesting over three years.

d.
Other Benefit Programs. Mr. Prow is eligible to participate in the Company’s compensation and benefit plans, policies and arrangements that are applicable to other executives, including the Company’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan. Mr. Prow is an at-will employee.

Housing Costs. On February 24, 2017, the Compensation Committee approved a housing allowance for Mr. Prow in the amount of $3,000 per month. Mr. Prow, who was hired in December 2016 and worked primarily at the Company’s Reston, Virginia office until his recent relocation to Colorado Springs in January 2019, was expected to spend a substantial amount of time in Colorado Springs, Colorado (the location of the Company’s headquarters). The Committee approved the housing allowance, which was not grossed up for taxes, following the Company’s cost analysis that indicated that the allowance would be less expensive than estimated hotel costs for his visits to Colorado Springs. The Company previously paid a total of $2,827 in 2017 for short-term apartment rental costs in Colorado Springs.

SUSAN L. DEAGLE EMPLOYMENT LETTER
On March 13, 2017, Vectrus and Ms. Deagle entered into an employment letter (the "Deagle Employment Letter") setting forth the terms and conditions of her employment as Senior

Vice President and Chief Growth Officer of the Company. Ms. Deagle joined the Company on May 1, 2017. The material terms of the Deagle Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Ms. Deagle’s initial base salary was $300,019.

b.
Cash Sign-on Payment.  Ms. Deagle received a cash sign-on payment (for equity that she forfeited at her then-current employer) of $75,000, subject to repayment (net of taxes) if Ms. Deagle voluntarily terminated her employment within one year of her start date.

c.
2017 Target Annual Incentive.  Ms. Deagle is eligible to participate in the Company’s Annual Incentive Plan. She was eligible for a target award of 50% of her annual base salary in 2017, and the award was prorated based on the number of months worked in 2017.

d.
Long-Term Incentives.  Ms. Deagle is eligible to participate in the Company's Long-Term Incentive Program, subject to approval of her awards by the Compensation Committee.  For 2017, she was recommended for a total target award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December 31, 2019), 20% in non-qualified stock options and 30% in RSUs. The options and RSUs will vest in one-third installments on the first, second and third anniversaries of the grant date.

e.	Other Benefit Programs. Ms. Deagle is eligible to participate in the Company’s benefit plans that are applicable to other employees.

DAVID A. Hathaway EMPLOYMENT LETTER AND OTHER MATTERS
On September 4, 2017, Vectrus and Mr. Hathaway (currently our Senior Vice President, Programs) entered into an employment letter (the "Hathaway Employment Letter") setting forth the terms and conditions of his employment as Senior Vice President, Information Technology & Network Communications Services of the Company. Mr. Hathaway joined the Company on October 10, 2017. The material terms of the Hathaway Employment Letter are set forth below.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Hathaway's initial base salary was $365,019.20.

b.
Cash Sign-on Payment.  Mr. Hathaway was eligible for and paid a cash sign-on payment of $130,000 as recognition of the annual bonus forfeited from his previous employer, subject to repayment (net of taxes) if Mr. Hathaway voluntarily terminated his employment within one year of his start date.

c.
Restricted Stock Units. Mr. Hathaway received an award of RSUs valued at $60,000, which was intended to replace equity at his then-current employer, which was scheduled to vest in 2018. The RSUs were granted five business days following his date of hire and will vest in one-third annual installments on the first, second and third anniversaries of the grant date.

d.
2017 Target Annual Incentive.  Mr. Hathaway is eligible to participate in the Company’s Annual Incentive Plan. He was eligible for a target award of 55% of his annual base salary for 2017 and the award was prorated based on the number of months worked in 2017.

e.
Additional Cash Payment.  Mr. Hathaway received a lump sum payment of $50,000 structured over a two-year period. $25,000 was paid within one month of his date of hire and the remaining $25,000 was paid on or about his one year anniversary with the Company. The payment was subject to repayment (net of taxes) if Mr. Hathaway voluntarily terminated his employment within one year of his start date.

f.
Long-Term Incentives.  Mr. Hathaway is eligible to participate in the Company's Long-Term Incentive Program, subject to approval of his awards by the Compensation Committee. For 2017, he was recommended for a total target award of $250,000, comprised of 50% in the form of a cash target related to relative total shareholder return (subject to a three-year performance period beginning January 1, 2017 through December 31, 2019), 20% in non-qualified stock options and 30% in RSUs. The options and RSUs will vest in one third-installments on the first, second and third anniversaries of the grant date.

g.	Benefit Programs. Mr. Hathaway is eligible to participate in the Company’s benefit plans that are applicable to other employees.

Michele l. Tyler separation agreement
Vectrus and Michele L. Tyler entered into a Separation Agreement and Complete Release of Liability dated November 5, 2018 (the "Separation Agreement"). Pursuant to the Separation Agreement, the Company and Ms. Tyler agreed that (i) her last day of active, full-time employment as Senior Vice President with the Company would be January 2, 2019 (the "Separation Date"), (ii) during the period October 15, 2018 through the Separation Date, she would continue employment in support of the realignment of roles and responsibilities within the legal function, ensuring a smooth transition, (iii) the Company would continue to pay Ms. Tyler her present salary at the rate of $335,000 per year, payable in normal bi-weekly payments for the period from January 3, 2019 through July 2, 2020 (the "Severance Pay Period"), (iv) she would be paid for any accrued, unused paid time off ("PTO"), (v) she would be eligible for full bonus consideration for twelve months of active service during 2018, (vi) she would be eligible to continue participation in the Company's medical, dental and vision plans through the Severance Pay Period with the Company and Ms. Tyler continuing to share the monthly premium expense for such policies, programs and arrangements following the Separation Date (subject to the Company's Senior Executive Severance Pay Plan), and the COBRA continuation period will run concurrently from the Separation Date, (vii) she would not be eligible to participate in any other Company benefit plans, policies, programs and arrangements following the Separation Date, and her remaining rights in such plans, policies, programs and arrangements following the Separation Date shall be governed by the terms thereof, (viii) her outstanding equity awards would be treated in accordance with the terms of the applicable plan and award agreements, (ix) she would be eligible for Company-paid outplacement services for up to six months, and (x) she would be available upon reasonable notice to assist the Company in defense of certain legal or administrative actions or proceedings, at the Company's request, at the rate of $161 per hour.

In addition, the Separation Agreement generally provides that the obligations of the Company described above are subject to certain conditions, which, if not complied with by Ms. Tyler, could require her to return any severance payments and any bonus payment made to her and pay any legal fees incurred by the Company to recover such payments. The Separation Agreement also provides for a mutual release of liabilities.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

The following table sets forth summary information regarding the outstanding equity awards held by our NEOs at December 31, 2018.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Charles L. Prow	8-Dec-2016	—	—	—		8,217	177,323
	3-Mar-2017	7,300	14,598	21.98	3/3/2027	8,189	176,719
	5-Mar-2018	—	—	—		23,795	513,496
Matthew M. Klein	6-Mar-2014	6,611	—	24.61	3/6/2024	—	—
	10-Oct-2014	14,927	—	20.62	10/10/2024	—	—
	4-Mar-2015	6,482	—	32.04	3/4/2025	—	—
	4-Mar-2016	7,744	3,871	20.06	3/4/2026	2,044	44,110
	3-Mar-2017	3,326	6,650	21.98	3/3/2027	3,730	80,493
	5-Mar-2018	—	—	—		6,321	136,407
Michele L. Tyler	8-Mar-2013	15,785	—	13.13	3/8/2023	—	—
	6-Mar-2014	4,132	—	24.61	3/6/2024	—	—
	10-Oct-2014	7,282	—	20.62	10/10/2024	—	—
	4-Mar-2015	3,478	—	32.04	3/4/2025	—	—
	4-Mar-2016	4,155	2,077	20.06	3/4/2026	1,096	23,652
	3-Mar-2017	1,785	3,568	21.98	3/3/2027	2,002	43,203
	5-Mar-2018	—	—	—		3,718	80,234
David A. Hathaway	17-Oct-2017	1,342	2,684	32.49	10/17/2027	2,769	59,755
	5-Mar-2018	—	—	—		3,718	80,234
Susan L. Deagle	8-May-2017	1,873	3,745	26.05	5/8/2027	1,919	41,412
	5-Mar-2018	—	—	—		3,718	80,234

(1)
The dates presented in this column represent the date the awards were granted (a) by Exelis for awards prior to the Spin-off and (b) by us for all other awards. The same vesting dates were retained by Vectrus after the Spin-off.

(2)	These awards vest in one-third annual installments on the applicable anniversaries of the grant date.

(3)	Reflects the Company's closing stock price of $21.58 on December 31, 2018.

OPTION VESTING SCHEDULE

Generally, stock options vest on the applicable anniversary of the grant date. Options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant date. Stock options were not granted in 2018.

Name	Grant Date	Vesting Schedule (#s)
		2019	2020
Charles L. Prow	3-Mar-2017	7,299	7,299
Matthew M. Klein	4-Mar-2016	3,871
	3-Mar-2017	3,325	3,325
Michele L. Tyler	4-Mar-2016	2,077
	3-Mar-2017	1,784	1,784
David A. Hathaway	17-Oct-2017	1,342	1,342
Susan L. Deagle	8-May-2017	1,873	1,872

RESTRICTED STOCK uNIT VESTING SCHEDULE

Generally, RSUs vest on the applicable anniversary of the grant date. Except as otherwise noted, RSUs vest in one-third annual installments on the first, second and third anniversaries of the grant date.

Name	Grant Date	Vesting Schedule (#s)
		2019	2020	2021
Charles L. Prow	8-Dec-2016	8,217
	3-Mar-2017	4,095	4,094
	5-Mar-2018	7,932	7,932	7,931
Matthew M. Klein	4-Mar-2016	2,044
	3-Mar-2017	1,865	1,865
	5-Mar-2018	2,107	2,107	2,107
Michele L. Tyler	4-Mar-2016	1,096
	3-Mar-2017	1,001	1,001
	5-Mar-2018	1,240	1,239	1,239
David A. Hathaway	17-Oct-2017	1,385	1,384
	5-Mar-2018	1,240	1,239	1,239
Susan L. Deagle	8-May-2017	960	959
	5-Mar-2018	1,240	1,239	1,239

OPTION EXERCISES AND STOCK VESTED

The following table summarizes the option exercises and vesting of RSUs for each of our NEOs in 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Charles L. Prow	—	—	12,312	323,364
Matthew M. Klein	—	—	5,189	180,058
Michele L. Tyler	—	—	2,784	96,605
David A. Hathaway	—	—	1,386	40,679
Susan L. Deagle	—	—	960	33,773

(1)
Represents the difference between the market price of a share of Vectrus common stock on the date of exercise, and the exercise price per share, multiplied by the number of shares acquired upon exercise.

(2)
The aggregate value realized on the date of vesting of the RSUs is based on the average of high and low prices of Vectrus common stock on the date of vesting, multiplied by the number of shares acquired upon vesting. The value realized for these NEOs is based on $34.70 per share on the vesting dates of March 3, 2018, March 4, 2018 and March 5, 2018, $35.18 per share on the vesting date of May 8, 2018, $29.35 per share on the vesting date of October 17, 2018 and $22.06 per share on the vesting date of December 8, 2018, as calculated below. As March 3 and 4, 2018 and December 8, 2018 fell on a weekend, $34.70 and $21.83, respectively, represents the average of the high and low prices of Vectrus common stock on the next business day on March 5, 2018 and December 10, 2018, respectively.

PENSION BENEFITS
Prior to the Spin-off, the NEOs participated in pension plans provided by Exelis. Vectrus has not adopted a pension plan, and does not provide pension benefits to the NEOs.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2018
EXCESS SAVINGS PLAN
The Vectrus Systems Corporation Excess Savings Plan provides our key employees with an opportunity to earn retirement savings benefits in excess of the retirement benefits they may contribute under our 401(k) Plan. Section 415 of the Code limits the amount of compensation that can be used to determine employee and employer contribution amounts ($275,000 in 2018) to the 401(k) Plan. The benefit that is provided to an employee under an excess benefit plan generally amounts to the difference between what the employee would have received under the employer's qualified retirement plan without applying the Section 415 limitations and what the employee actually receives under the qualified retirement plan.

The Vectrus Systems Corporation Excess Savings Plan is a non-qualified unfunded savings plan. All balances under this plan are maintained on the books of Vectrus. Vectrus contributes to the participant's excess savings account at 4% of eligible base compensation. Participant investment earnings are based on the Guaranteed Income Fund - Stable Value Fund in the Vectrus 401(k) Plan. Benefits will be paid to the NEO in a lump sum in the seventh month following the last day worked by such NEO.

DEFERRED COMPENSATION
All NEOs participate in the Vectrus Excess Savings Plan. The following table shows the activity within the Excess Savings Plan for the NEOs for 2018.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)(b)(1)	Aggregate Earnings in Last FY ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last FYE ($)(e)(2)
Charles L. Prow	—	16,231	331	—	27,966
Matthew M. Klein	—	3,693	664	—	36,316
Michele L. Tyler	—	2,189	327	—	18,285
David A. Hathaway	—	3,601	9	—	3,610
Susan L. Deagle	—	1,970	3	—	1,973

(1)	The amounts in this column are also included in the Summary Compensation Table and in the All Other Compensation Table as Excess Saving Plan Contributions.

(2)
The following amounts of the aggregate balance from the table were reported in previous summary compensation tables: Mr. Prow -- $11,404, Mr. Klein -- $31,959, Ms. Tyler -- $15,770, and Ms. Deagle -- $0.

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
In this section, we discuss the compensation payable (including accelerated vesting of equity awards) in the event of a change in control and employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause and termination in connection with a change in control.

Except with respect to Ms. Tyler, the amounts shown in the Potential Post-Employment Compensation table are estimates, assuming the triggering event occurred on December 31, 2018. The amounts shown for Ms. Tyler reflect the actual amounts to which Ms. Tyler became entitled in connection with her termination of employment on January 2, 2019. Values attributed to accelerated vesting of equity-based awards are based on Vectrus’ closing stock price on Monday, December 31, 2018, which was $21.58. Except with respect to Ms. Tyler, the actual amounts that would be earned upon the actual occurrence of the events described in the table can only be determined at the time of such executive’s separation from Vectrus.

PAYMENTS AND BENEFITS PROVIDED GENERALLY TO SALARIED EMPLOYEES
The amounts shown in the table below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

●	Accrued salary and paid time off; and
●	Amounts currently vested under the Vectrus Excess Savings Plan.

No perquisites are provided to the NEOs upon a change in control or in any of the post-employment circumstances shown in the table below.

SEVERANCE AND CHANGE IN CONTROL
SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States are covered by this plan. The plan generally provides for severance payments if Vectrus terminates a senior executive’s employment without cause. The amount of severance pay under this plan depends on the executive’s base pay and years of service. In October 2015, the plan was amended to, among other things, reduce the maximum severance benefit from 24 months of base pay to 18 months of base pay. The severance benefit begins at 12 months of base pay for less than four years of service and increases to 18 months of base pay for service of nine years or more. Senior executives who had earned severance of greater than 18 months as of the October 2015 plan amendment were grandfathered at the higher level. In November 2016, the plan was further amended to provide severance benefits to eligible covered executives regardless of age. The amendments made with respect to this plan were the result of a study of competitive practice undertaken in concert with the Compensation Consultant retained by the Compensation Committee. The executives are also eligible to continue receiving subsidized health and welfare benefits during the severance payment period. Vectrus considers these severance pay provisions appropriate given the job responsibilities and competitive market in which senior executives function. Vectrus’ obligation to continue severance payments stops if the executive does not comply with the Vectrus Code of Conduct or applicable Vectrus Corporate Policies. Vectrus considers this cessation provision to be critical to Vectrus’ emphasis on ethical behavior. Vectrus’

obligation to continue severance payments also ends if the executive engages in any activity inimical to the best interests of Vectrus, disparages Vectrus, induces employees to leave Vectrus without our consent or does not comply with non-competition provisions of this plan. These provisions protect the integrity of our business and are consistent with typical business arrangements. If a covered executive receives or is entitled to receive other severance or similar compensation under another Vectrus plan or agreement or under applicable law, the amount of that other compensation will reduce amounts otherwise payable under this plan, to the extent such offsetting would not violate Code Section 409A. The severance is paid in equal installments over the applicable severance period.

The exceptions to severance payments are:

●	the executive terminates his or her own employment;
●	the executive’s employment is terminated for cause, death or disability; or
●	the executive accepts employment or refuses comparable employment with a purchaser in a divestiture situation.

Assuming a termination by Vectrus without cause on December 31, 2018, Messrs. Prow and Hathaway and Ms. Deagle would have been entitled to 12 months of severance, and Ms. Tyler would have been entitled to 18 months of severance. Mr. Klein is grandfathered at 24 months of severance payments based on his years of service prior to the 2015 plan amendment.

SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN
The purpose of this plan is to provide compensation in the case of termination of employment in connection with an Acceleration Event (as defined below). The provisions of this plan are specifically designed to address the inability of senior executives to influence the Company's future performance after certain change in control events. The plan is structured to encourage executives to act in the best interests of shareholders without regard to the potential impact a change in control transaction might have with respect to his or her employment by providing severance protections for terminations that arise in connection with a change in control transaction.

The purposes of these provisions are to:

●	provide for continuing cohesive operations as executives evaluate a transaction, which, without change in control protection, could be personally adverse to the executive;
●	keep executives focused on preserving value for shareholders;
●	retain key talent in the face of potential transactions; and
●	attract talented employees in the competitive marketplace.

As discussed above, this plan provides severance benefits for covered executives, including the NEOs, if their employment is terminated (i) by the Company without cause within two years after a change in control transaction or prior to a change in control transaction if the termination occurs after public announcement of the transaction (provided the transaction is consummated) or the termination is at the request of a party to the transaction, or (ii) where the covered executive terminates his or her employment for good reason (including a termination due to death or disability if at the time of such termination the executive could have resigned for good reason) within two years after a change in control transaction.

This plan provides four tiers of benefits for covered executives, based on their position within the Company and the criticality of their role in a change in control transaction. The Compensation Committee, working in concert with the independent Compensation Consultant, considered four tiers of benefits appropriate based on the relative ability of each tier of employee to influence future Company performance. In the event of a covered termination under this plan, the executive would be entitled to:

●
any accrued but unpaid base salary and paid time off, any earned but unpaid bonus (AIP payment) relating to the preceding year, unreimbursed expenses and any amounts to which the executive is entitled under applicable employee benefit plans;

●	two and a half (2.5), two (2.0), one and a half (1.5) or one (1.0) times the executive’s annual base salary and target AIP at the time of the termination, paid in equal installments; and
●	continuation of health (medical/dental) and life insurance benefits at the same levels for the length of the individual's severance.

If payments triggered by a change in control transaction would constitute excess parachute payments for purposes of Code Section 280G, then either: (1) payments would be reduced by the amount needed to avoid triggering Code Section 280G, or (2) no reduction of payments would occur, depending on which alternative leaves the executive in a better after-tax position.

Mr. Prow is covered at the Tier 1 level of benefits of 2.5 times, Mr. Klein is covered at the Tier 2 level of benefits of 2.0 times and Mr. Hathaway and Ms. Deagle are covered at the Tier 3 level of benefits of 1.5 times.

EFFECT OF A CHANGE IN CONTROL AND TERMINATION OF EMPLOYMENT ON ANNUAL INCENTIVE AWARDS, EQUITY AWARDS AND THE EXCESS SAVINGS PLAN

Annual Incentive Awards. Under the AIP, upon a change in control, the AIP awards for the year of the change in control would be paid at the greater of “target” or actual achievement as of the date of the change in control event. Since the AIP awards would have been earned as of December 31, 2018 based on continued employment through such date, and actual performance exceeded target, we have not reflected the 2018 AIP awards in the table below. The NEO’s AIP awards for

2018, including the target opportunities and the actual amounts earned, are discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

Equity-Based Awards. No outstanding equity-based awards accelerate solely upon a change in control transaction; however, vesting is accelerated in the event of certain termination of employment scenarios. Following is a description of how the awards are treated upon different termination events.

•
Stock Options. The stock options become fully vested upon termination due to death or disability. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability), a prorated portion of the option will continue to vest on the applicable vesting dates based on the number of full months of employment during the vesting period, and any remaining unvested portion will expire unless the option holder agrees to comply with the non-competition covenants contained in the stock option agreement, in which case the option will vest without proration on each subsequent vesting date as if employment had continued. If the option holder is not retirement eligible upon voluntary resignation or termination by the Company without cause, the unvested portions of the option expire immediately, except that if employment is terminated by the Company without cause or by the option holder for good reason within 24 months following a change in control transaction, the options become fully vested.

•
RSUs. The RSUs become fully vested upon termination due to death or disability. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability) or termination by the Company without cause, a prorated portion of the RSUs will continue to vest on the applicable vesting dates based on the number of full months of employment during the vesting period, and any remaining unvested portion will be forfeited unless the RSU holder agrees to comply with the non-competition covenants contained in the RSU agreement, in which case the RSUs will vest without proration on each subsequent vesting date as if employment had continued. If the RSU holder is not retirement eligible upon voluntary resignation, the unvested portions of the RSUs will be forfeited. If employment is terminated by the Company without cause or by the option holder for good reason within 24 months following a change in control transaction, the RSUs become fully vested.

•
TSR Awards. Upon termination due to death or disability, the TSR awards remain eligible to vest based on actual performance over the performance period (or as determined upon a change in control event as described below if such an event occurs during the performance period) as if the award holder had remained employed. Upon termination due to retirement (termination at or after age 60 with at least 5 years of service, other than termination by the Company for cause or due to death or disability) or termination by the Company without cause, a prorated portion of the TSR award will remain eligible to vest based on actual performance over the performance period (or as determined upon a change in control event as described below if such an event occurs during the performance period) as if employment had continued, and any remaining unvested portion will expire unless the award holder agrees to comply with the non-competition covenants contained in the TSR award agreement, in which case the portion of the award that vests will not be prorated. If the award holder is not retirement eligible upon voluntary resignation, the unvested portions of the award will be forfeited. If employment is terminated by the Company without cause or by the award holder for good reason within 24 months following a change in control transaction, the award becomes fully vested, with a prorated portion of the award determined by calculating the average performance over any completed and open performance periods (based on actual performance through the date of the change in control event) and the remainder based on assumed target performance.

Each of the NEOs has accepted the terms and conditions with respect to their awards, including restrictive covenants. None of the NEOs was retirement eligible (age 60 with 5 years of service) for purposes of their equity-based awards on December 31, 2018.

Vectrus Systems Corporation Excess Savings Plan. Payment of the NEOs’ accounts under this plan would be triggered by a change in control or a termination of employment or death of the NEO. The definition of change in control under this plan is consistent with the corresponding definition under Code Section 409A. Since there is no accelerated vesting or other enhancement of benefits under the plan, we have not disclosed the NEOs’ accounts in the table below. For information regarding this plan and the NEOs’ aggregate balances as of December 31, 2018, see the “Non-Qualified Deferred Compensation” table above.

Additional Information. The change in control and employment termination provisions in these plans and agreements are intended to provide protections in the context of change in control transaction and certain termination events so that the executives can focus on preserving value for shareholders when evaluating situations that, without these provisions, could be personally adverse to the executive. Except for the Vectrus Systems Corporation Excess Savings Plan, which defines a change in control by reference to the corresponding definition under Code Section 409A, change in control is defined as one of the following acceleration events ("Acceleration Events") for purposes of these plans and agreements:

1.
A report on Schedule 13D was filed with the SEC disclosing that any person, other than Vectrus or one of its subsidiaries or any employee benefit plan that is sponsored by Vectrus or a subsidiary, had become the beneficial owner of 30% or more of Vectrus’ outstanding stock;

2.
A person other than Vectrus or one of its subsidiaries or any employee benefit plan that is sponsored by Vectrus or a subsidiary purchased Vectrus shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 30% or more of Vectrus outstanding stock;

3.	The consummation of:

(a)
any consolidation, business combination or merger of Vectrus other than a consolidation, business combination or merger in which the shareholders of Vectrus immediately prior to the merger would hold 50% or more of the combined voting power of Vectrus or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in Vectrus immediately prior to the merger; or

(b)	any sale, lease, exchange or other transfer of all or substantially all of the assets of Vectrus;

4.
A majority of the members of the Board of Directors of Vectrus changed within a 12-month period, unless the election or nomination for election of each of the new Directors by Vectrus’ shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

5.	Any person other than Vectrus or one of its subsidiaries or any employee benefit plan sponsored by Vectrus or a subsidiary became the beneficial owner of 30% or more of Vectrus outstanding stock.

The Potential Post-Employment Compensation table on the following page provides additional information.

POTENTIAL POST-EMPLOYMENT COMPENSATION

Executive	Resignation (a)($)	Termination for Cause (b)($)	Death (c)($)	Disability (d)($)	Termination Not For Cause (e)($)	Change in Control and Termination Not For Cause or With Good Reason (f)($)
Charles L. Prow
Severance (1)	0	0	0	0	709,197	3,524,237
2017 - 2019 TSR Award (2)	0	0	413,663	413,663	275,789	317,693
2018 - 2020 TSR Award (2)	0	0	600,000	600,000	199,980	533,360
Unvested RSUs and Options (3)	0	0	867,538	867,538	194,652	867,538
Total	0	0	1,881,201	1,881,201	1,379,618	5,242,828
Matthew M. Klein
Severance (1)	0	0	0	0	779,495	1,266,999
2017 - 2019 TSR Award (2)	0	0	188,446	188,446	125,637	144,727
2018 - 2020 TSR Award (2)	0	0	159,375	159,375	53,120	141,674
Unvested RSUs and Options (3)	0	0	266,894	266,894	97,347	266,894
Total	0	0	614,715	614,715	1,055,599	1,820,294
Michele L. Tyler*
Severance (1)	0	0	0	0	503,761	0
2017 - 2019 TSR Award (2)	0	0	0	0	67,415	0
2018 - 2020 TSR Award (2)	0	0	0	0	31,247	0
Unvested RSUs and Options (3)	0	0	0	0	53,993	0
Total	0	0	0	0	656,416	0
David A. Hathaway
Severance (1)	0	0	0	0	378,294	869,026
2017 - 2019 TSR Award (2)	0	0	114,906	114,906	76,608	88,248
2018 - 2020 TSR Award (2)	0	0	93,750	93,750	31,247	83,338
Unvested RSUs and Options (3)	0	0	139,989	139,989	25,011	139,989
Total	0	0	348,645	348,645	511,160	1,180,601
Susan L. Deagle
Severance (1)	0	0	0	0	337,501	778,772
2017 - 2019 TSR Award (2)	0	0	114,906	114,906	76,608	88,248
2018 - 2020 TSR Award (2)	0	0	93,750	93,750	31,247	83,338
Unvested RSUs and Options (3)	0	0	139,989	139,989	32,111	139,989
Total	0	0	348,645	348,645	477,467	1,090,347
* Ms. Tyler’s employment terminated without cause on January 2, 2019. For information regarding the severance arrangements for Ms. Tyler, please refer to "Special Compensation Arrangements" and the Summary Compensation Table. The amounts shown in column (e) of the table above for Ms. Tyler reflect the actual severance amounts payable under the Senior Executive Severance Pay Plan and the actual vesting of Ms. Tyler’s equity awards pursuant to the applicable award agreements due to her termination on January 2, 2019.

(1)
Amounts shown in column (e) reflect the cash severance and estimated cost to Vectrus of the continuation of benefits under the Senior Executive Severance Pay Plan, which would have been as follows: Mr. Prow ($700,003 and $9,194); Mr. Klein ($750,006 and $29,489); Ms. Tyler ($502,508 and $1,253); Mr. Hathaway ($365,019 and $13,275); and Ms. Deagle ($330,013 and $7,488). Amounts shown in column (f) reflect the cash severance and estimated cost to Vectrus of the continuation of benefits and life insurance under the Special Senior Executive Severance Pay Plan, would have been as follows: Mr. Prow ($3,500,015 and $24,222); Mr. Klein ($1,237,510 and $29,489); Mr. Hathaway ($848,669 and $20,357); and Ms. Deagle ($767,280 and $11,492).

(2)
Amounts shown in columns (c), (d) and (e) for the 2017-2019 TSR awards are based on actual performance for the periods ended December 31, 2017 and December 31, 2018 and target performance (100%) for the remaining two measurement periods. Amounts in columns (c), (d) and (e) for the 2018-2020 TSR awards are based on actual performance for the period ended December 31, 2018 and target performance (100%) for the remaining three measurement periods. None of the NEOs were retirement eligible (age 60 with 5 years of service) for purposes of their TSR awards on December 31, 2018. Amounts shown in column (f) for the 2017-2019 TSR awards were calculated in accordance with the award agreements by multiplying a prorated portion of the award (2/3) by an average payout factor based on actual performance results through December 31, 2018, and multiplying the remainder of the award (1/3) by a payout factor of 100%, reflecting target performance. Amounts shown in column (f) for the 2018-2020 TSR awards were calculated in accordance with the award agreements by multiplying a prorated portion of the award (1/3) by an average payout factor based on actual performance results through December 31, 2018, and multiplying the remainder of the award (2/3) by a payout factor of 100%, reflecting target performance.

(3)
Amounts shown in columns (c), (d) and (f) reflect the market value of unvested RSUs and in-the-money value of stock options that would vest, based on a $21.58 per share value, the closing price of Vectrus common stock on December 31, 2018. Amounts shown in column (e) reflect the prorated portion of the unvested RSUs and in-the-money stock options that would vest, based on the number of full months of employment between the grant date and December 31, 2018. None of the NEOs were retirement eligible (age 60 with 5 years of service) for purposes of their RSUs or stock options on December 31, 2018.

DIRECTIONS TO THE VECTRUS 2019 ANNUAL MEETING OF SHAREHOLDERS

Hyatt Regency Tysons Corner Center, 7901 Tysons One Place, Tysons Corner, VA 22102

Washington Dulles International Airport (IAD) - 15.3 miles

From the airport take Dulles Access Road East toward Washington, D.C. Take the exit toward I-495S/VA-123/Chain Bridge Road and then merge onto VA-267E. Take exit 18A to merge onto 495S. Take the Westpark Drive exit and turn left on to Westpark Drive. Turn right onto Tysons Place to Hyatt Regency Tysons Corner Center.

Ronald Reagan Washington National Airport / Washington, DC (DCA) - 16.6 miles

Head north toward I-495N / Dulles Airport (Portions toll). Merge onto I-495S and then use the left two lanes to take the Westpark Drive exit. Turn left on Westpark Drive and then turn right onto Tysons Place to Hyatt Regency Tysons Corner Center.

APPENDIX A

AMENDED AND RESTATED ARTICLES OF INCORPORATION
of VECTRUS, INC.

(text to be added is underlined)
ARTICLE FIRST

The name of the corporation is Vectrus, Inc. (the “Corporation”).

ARTICLE SECOND

The address of the registered office of the Corporation in the State of Indiana is 150 West Market Street, Suite 800, Indianapolis, Indiana 46204. The name of the registered agent of the Corporation at such address is CT Corporation System.

ARTICLE THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Indiana Business Corporation Law (“IBCL”).

ARTICLE FOURTH

(a)The aggregate number of shares of stock that the Corporation shall have authority to issue is 110,000,000 shares, consisting of 100,000,000 shares designated “Common Stock” and 10,000,000 shares designated “Preferred Stock”. The shares of Common Stock shall have a par value of $0.01 per share, and the shares of Preferred Stock shall not have any par or stated value, except that, solely for the purpose of any statute or regulation imposing any fee or tax based upon the capitalization of the Corporation, the shares of Preferred Stock shall be deemed to have a par value of $.01 per share.

(b)The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine the preferences, limitations and relative voting and other rights of any such class or series of Preferred Stock, with such divisions and determinations to be accomplished by an amendment to these Amended and Restated Articles of Incorporation (“Articles of Incorporation”) which amendment may, except as otherwise provided by law, be made solely by action of the Board of Directors, which shall have the full authority permitted by law to make such divisions and determinations.

(c)Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which the holders of shares of Common Stock are entitled to vote. No holder of shares of Common Stock will be permitted to cumulate votes at any election of directors.

(d)Subject to all the rights of the holders of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment thereof, dividends payable in cash, stock or otherwise. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and subject to the rights of the holders of the Preferred Stock, the remaining assets of the Corporation available for distribution shall be distributed to the holders of the Common Stock ratably according to the number of shares of Common Stock held by such holder.

ARTICLE FIFTH

(a)The number of directors constituting the Board of Directors of the Corporation shall be not less than three nor more than twenty-five, with the exact number to be fixed from time to time solely by resolution of the Board of Directors acting by not less than a majority of the directors in office. The Board of Directors shall be divided into three (3) classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Directors of the first class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2015, directors of the second class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2016, and directors of the third class are to be elected for a term expiring at the annual meeting of shareholders to be held in 2017, with each director to hold office until his or her successor is elected and qualified. Commencing with the annual meeting of shareholders in 2015, each class of directors whose term shall then expire shall be elected to hold office for a

A- 1

three-year term.

(b)In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, the vacancy shall be filled by the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the term of the class to which the director has been assigned. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

(c)In a contested election of directors (i.e. any election where the number of nominees exceeds the number of directors to be elected), directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In an uncontested election of directors, directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Any director or directors may be removed from office at any time, but only for cause and only upon the affirmative vote of at least a majority of the shares then entitled to vote at a meeting called, and notice provided, in accordance with the IBCL, these Articles of Incorporation and the By-Laws of the Corporation.

(d)Special meetings of shareholders of the Corporation may be called only by the Chairman of the Board of Directors or by a majority vote of the entire Board of Directors.

(e)Holders of the Common Stock of the Corporation shall not have any preemptive rights to subscribe for additional issues of shares of Common Stock of the Corporation except as may be agreed from time to time by the Corporation and any such shareholder.

(f)Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of such class or series of Preferred Stock.

ARTICLE SIXTH

To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its shareholders for damages for any action taken as a director or officer, or any failure or omission to take any action, regardless of the nature of the breach or alleged breach, including any breach or alleged breach of the duty of care, the duty of loyalty or the duty of good faith. Any repeal or modification of this ARTICLE SIXTH shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE SEVENTH

The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation’s debts and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

ARTICLE EIGHTH

Subject to any express provision of the laws of the State of Indiana, these Articles of Incorporation or the By-laws of the Corporation, the By-laws of the Corporation may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by either (i) the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors; or (ii) the affirmative vote, at a meeting of the shareholders of the Corporation, of at least a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock of the Corporation entitled to vote generally in the election of directors, considered for purposes of this Article Eighth as a single voting group.
ARTICLE NINTH

The Corporation reserves the right to supplement, amend or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Indiana, and all rights conferred on shareholders herein are granted subject to this reservation.

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TRUE TO YOUR MISSION

VECTRUS
TRUE TO YOUR MISSION

2424 Garden of the Gods Road
Colorado Springs, CO 80919

719 591 3600

NYSE: VEC

VECTRUS.COM

VECTRUS
TRUE TO YOUR MISSION

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Vectrus, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E57054-P17041 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VECTRUS, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

Vote on Class II Directors

1. ELECTION OF THREE CLASS II DIRECTORS

Nominees:	For	Against	Abstain
1a. Louis J. Giuliano	☐	☐	☐
1b. Mary L. Howell	☐	☐	☐
1c. Eric M. Pillmore	☐	☐	☐

Vote on Proposals

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign your name(s) exactly as it/they appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VECTRUS
TRUE TO YOUR MISSION

VECTRUS, INC.
Annual Meeting of Shareholders
8:00 a.m., Eastern Time, May 16, 2019
Hyatt Regency Tysons Corner Center, 7901 Tysons One Place
Tysons Corner, VA 22102
PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM

Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

SEC Proxy Access Notice

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be held on May 16, 2019 at 8:00 a.m., Eastern Time, at the Hyatt Regency Tysons Corner Center, 7901 Tysons One Place, Tysons Corner, VA 22102
The proxy materials for the Vectrus 2019 Annual Meeting of Shareholders, including the 2019 Proxy Statement and the 2018 Annual Report to Shareholders are available over the Internet. To view these proxy materials, please visit www.proxyvote.com.

E57055-P17041

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VECTRUS, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 16, 2019 AT 8:00 AM ET

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) **Kevin T. Boyle** and **Kathryn S. Lamping**, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Vectrus, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, on May 16, 2019 at the Hyatt Regency Tysons Corner Center, 7901 Tysons One Place, Tysons Corner, VA 22102, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. In either case, if this form is signed and returned, the proxies will be authorized to vote in their discretion on any other matters that may be presented for a vote at the Annual Meeting of Shareholders.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments: ____

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE